READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S
New York, New York 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD by live interactive webcast ON WeDNESDAY, DECEMBER 8, 2021

TO OUR STOCKHOLDERS:

I would like to invite you to attend our 2021 Annual Meeting of Stockholders (our “Annual Meeting”) of Reading International, Inc., a Nevada corporation, to be held in a virtual format via live streaming webcast, on Wednesday, December 8, 2021, commencing at 2:00 p.m., Eastern Time.  We are again meeting virtually this year in continued recognition of the practical constraints on travel imposed by the COVID-19 pandemic and to mitigate the exposure of our stockholders, employees and directors to the coronavirus.  Accordingly, there is no physical site for our meeting this year and you are invited to attend and participate in the meeting over the Internet from your home, office or other remote location of your choosing.

This will be the second time we conduct an annual meeting in a virtual format, and we are hopeful that you will find it convenient, and perhaps even more convenient than a physical meeting, requiring travel or other arrangements.  Just as we have had a check-in process for our physical meetings to preserve the integrity of our meeting and our voting process and consistent with last years’ meeting, we have established a registration process for this virtual meeting.  This years’ registration process is slightly different from last years’, as the Company’s stock transfer agent, Computershare, Inc. (“Computershare”), is hosting our virtual meeting, and will pre-register all stockholders that held Company shares with Computershare on October 19, 2021.  Any stockholder that did not hold shares at Computershare at October 19, 2021 will need to register with us in advance in order to attend and participate in our Annual Meeting, by the registration deadline of 5:00 p.m., Eastern Time, on Friday, December 3, 2021 (“Registration Deadline”). See instructions under section – How Do I Register to Attend Virtual Meeting.  Even if you have participated in virtual annual meetings before, we urge you not to wait until the last moment to register in case you encounter any difficulties with the registration process.  This process is explained in greater detail in the accompanying Proxy Statement.

Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to our meeting live on the Internet and permit you to vote and to communicate with our meeting using your control number and link found in your access email.  Please note that, as in prior years, we are still soliciting your proxy and that, whether or not you choose to attend and participate in our Annual Meeting, you may still vote by proxy in the same manner that you have in prior years.  However, you can now also vote live on the Internet using your control number through the meeting website if you are the record holder of your shares or, if you are the beneficial owner, have received a valid proxy from the record holder of such shares.

The purpose of our Annual Meeting is for the stockholders to consider and vote upon the following matters:

1.	To elect five (5) Directors to serve until our Company’s 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton, LLP as our Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2021;
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and
4.	To transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

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Only holders of record of our Class B Voting Common Stock at the close of business on Tuesday, October 19, 2021, are entitled to vote at our Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted, regardless of the size of your holdings.  Accordingly, whether or not you plan to attend our Annual Meeting, we encourage you to take the time to register to participate in our Annual Meeting and to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible.  Your proxy is revocable at any time before it is voted and will not affect your right to vote electronically at our virtual Annual Meeting, if you are the record holder of your shares and you register and log-in to participate in our Annual Meeting or, if you are not the record holder of your shares, you obtain a legal proxy to vote such shares and register and log-in to participate in our Annual Meeting.

Thank you for your continued and on-going support of our Company.  Please register for and attend and participate in our Annual Meeting.

By Order of the Board of Directors,

Margaret Cotter
Chair of the Board

This Proxy Statement, a form of proxy and the Annual Report are first being distributed or otherwise furnished to stockholders on or about November 15, 2021.

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Table of contents

ABOUT THE ANNUAL MEETING AND VOTING	1

CORPORATE GOVERNANCE	9

Director Leadership Structure	9
Director Independence and Board Oversight Structure	9
Certain Potential Change of Control Considerations	10
Board’s Role in Risk Oversight	12
“Controlled Company” Status	12
Board Committees	12
Consideration and Selection of the Board’s Director Nominees	13
Code of Ethics	14
Review, Approval or Ratification of Transactions with Related Persons	14

PROPOSAL 1: ELECTION OF DIRECTORS	15

Nominees for Election	15
Meeting Attendance	17
Compensation of Directors	18
Director Compensation Table	18
2020 and Future Director Compensation	18
Vote Required	19
Recommendation of the Board	19

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

Vote Required	20
Recommendation of the Board	20

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION	21

Vote Required	21
Recommendation of the Board	21

REPORT OF THE AUDIT COMMITTEE	22

BENEFICIAL OWNERSHIP OF SECURITIES	23

DELINQUENT SECTION 16(A) REPORTS	24

EXECUTIVE OFFICERS	25

EXECUTIVES COMPENSATION	26

Compensation Discussion & Analysis	26

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35

CHIEF EXECUTIVE OFFICER PAY RATIO	35

1

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REPORT OF THE COMPENSATION COMMITTEE	36

Summary Compensation Table	36
Grants of Plan-Based Awards	37
2010 Stock Incentive Plan	37
2020 Stock Incentive Plan	38
Outstanding Equity Awards	39
Option Exercises and Stock Vested	41
Equity Compensation Plan Information	41
Potential Payments Upon Termination of Employment or Change in Control	41
Employment Agreements	42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43

Sutton Hill Capital	43
Live Theater Play Investment	44
Shadow View Land and Farming, LLC	44
Review, Approval or Ratification of Transactions with Related Persons	44
Summary of Principal Accounting Fees for Professional Services Rendered	45
Audit Fees	45
Audit-Related Fees	45
Tax Fees	45
All Other Fees	45
Pre-Approval Policies and Procedures	45

STOCKHOLDER COMMUNICATIONS	46

Annual Report	46
Stockholder Communications with Directors	46
Stockholder Proposals and Director Nominations	46

OTHER MATTERS	46

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	46

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READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S, New York, New York 10003

PROXY STATEMENT

Virtual Annual Meeting of Stockholders
2:00 p.m., EASTERN Time: wednesday, December 8, 2021

Registration Deadline for Attendance and Participation at Our Virtual Annual Meeting

5:00 p.m., Eastern Time: Friday, December 3, 2021

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2021 Annual Meeting to be held in a virtual format via the Internet on Wednesday, December 8, 2021, commencing at 2:00 p.m., Eastern Time, or at any adjournment or postponement thereof.

As of October 19, 2021, the record date for our Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding, held by 185 stockholders of record.

When proxies are properly executed and received, the shares represented thereby will be voted at our Annual Meeting in accordance with the directions noted thereon.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com and at www.envisionreports.com/RDI.

Our Annual Meeting will be hosted on https://meetnow.global/MDU42HG  (“Annual Meeting Website”).

ABOUT THE ANNUAL MEETING AND VOTING

How do I register to attend Virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on our Annual Meeting Website.   You are entitled to participate in the Annual Meeting only if you were a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare, Inc) of the Company as of the close of business on the Record Date, October 19, 2021,  or if you hold a valid legal proxy for the Annual Meeting if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker.

If you are a registered stockholder on the Record Date you do not need to register to attend and participate in our Annual Meeting as you will be automatically pre-registered by Computershare, Inc.  Please visit our Annual Meeting Website and follow the instructions on the proxy card or your voting instruction form (also known as a “VIF”) that you received to access our Annual Meeting on the Internet.

If you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend and participate in our Annual Meeting.  To register you must submit proof of your proxy power (legal proxy) reflecting your stock holdings along with your name and email address to Computershare directly.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Friday, December 3, 2021.

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You will receive a confirmation of your registration by email after Computershare receives your proxy registration materials.  Please visit our Annual Meeting Website and follow the instructions on the proxy card or your VIF that you received to access our Annual Meeting on the Internet.

Requests for registration should be directed to us at the following:

By E-mail:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare, Inc.

Reading International, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser.

Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the meeting prior to the start time to allow time to resolve any technical issues that you might experience with logging in or attending our Annual Meeting arise.   Live technical support will be available if you have any problems accessing our Annual Meeting Website.  For further assistance should you need it you may call 1-888-724-2416.

What items of business will be voted on at our Annual Meeting?

There are three items of business scheduled to be considered for a vote at our Annual Meeting:

•	PROPOSAL 1: Election of five (5) Directors to the Board (the “Election of Directors”);
•

PROPOSAL 2:  Ratification of the appointment of Grant Thornton LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2021 (the “Independent Auditor Ratification Proposal”); and

•	PROPOSAL 3: Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Advisory Vote on Executive Officer Compensation Proposal”).

We will also consider any other business that may properly come before our Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of our nominees to the Board;
•	On PROPOSAL 2: “FOR” the Independent Auditor Ratification Proposal; and
•	On PROPOSAL 3: “FOR” the Advisory Vote on Executive Officer Compensation Proposal.

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What happens if additional matters are presented at our Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at our Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at our Annual Meeting.

How will the meeting be conducted and how do I participate?

As a corporation organized under the laws of the State of Nevada, our Company is subject to the Nevada corporations laws codified in Chapter 78 of the Nevada Revised Statutes (2021) (the “Nevada Corporation Law”).  The Nevada Corporation Law provides for the conduct of virtual meetings, and your remote participation in such a meeting via the procedures that we have established for our Annual Meeting is considered to be “attendance” at that meeting for purposes of establishing a quorum, for voting and for all other purposes.  The Nevada Corporation Law also requires that we verify the identity of each person participating through such means as a stockholder, and provide stockholders a reasonable opportunity to participate in the meeting,  to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  In order to satisfy these requirements, we have adopted certain registration requirements and communication provisions as further described above.

As an initial step, in order to access and participate in our Annual Meeting, you will need to register in advance of the meeting if you did not hold your shares with our stock transfer agent at October 19, 2021, and were therefore not automatically pre-registered by Computershare.  If you hold your shares through an intermediary, such as a bank or broker, please make sure to follow the instructions in the section above – How do I Register to Attend Virtual Annual Meeting - in order to register for our Annual Meeting.  We have adopted this registration procedure in order to assure the integrity of our Annual Meeting and the voting that takes place at that meeting and to comply with the Nevada Corporation Law.    All registered participants will be able to attend our Annual Meeting webcast, ask a question and vote online.

In accordance with our Bylaws, Margaret Cotter, as the Chair of the Board, will be the Presiding Officer of our Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for our Annual Meeting.

Ms. Margaret Cotter, Ms. Ellen Cotter, our President and Chief Executive Officer, and other members of management may address attendees following our Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of our Annual Meeting, in advance of our Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.  Questions may be submitted to us in advance via email at 2021AnnualMeeting@ReadingRDI.com or during the course of our Annual Meeting using the log-in and meeting text procedure.

The Presiding Officer has broad authority to conduct our Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting, which rules will be posted to our Annual Meeting Website.  These rules reflect the fact that there will be no physical meeting, and that stockholder communications during the meeting will need to be by text rather than orally.  The Presiding Officer may exercise broad discretion in responding to such texts and in communicating such texts with other attendees at the meeting.  In light of the need to conclude our Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to communicate with us during the meeting will be able to do so.  The Presiding Officer has authority, in her discretion, to recess or adjourn our Annual Meeting at any time.  Only stockholders are entitled to attend and address our Annual Meeting.  Any questions or disputes as to who may or may not attend and address our Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before our Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought, (i) by or at the direction of  the Chair, or our Board, or (ii) by holders of record of our Class B Stock.

Whether or not you have previous experience registering to attend virtual annual meetings, we encourage you to register as soon as possible, so as to allow time to take corrective action prior to the Registration Deadline in the event any issues should arise as to your registration.  Also, if you are not the record holder of your Class B Stock, then you will need to obtain a valid proxy from the record holder of such Class B Stock in order to vote such shares electronically at our Annual Meeting, to nominate candidates to run for director and/or to bring non-agenda matters

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before the meeting.  Beneficial owners will be permitted to attend the meeting but, as noted above, in order to vote any shares that they may beneficially own, they will need to obtain from the record holder a legal proxy to vote such shares.

If you register to attend our Annual Meeting, you will be provided with a control number and a unique link that will allow you to log-in to our Annual Meeting and to receive streaming audio and video of the meeting.  Upon completing your registration, you will receive further instructions via email.  Please be sure to follow the instructions found on your proxy card or VIF and the subsequent instructions that will be delivered to your email approximately one (1) hour prior to the start of our Annual Meeting.  Stockholders will be able to log into the meeting approximately 15 minutes prior to the start of the meeting. This log-in process will likely not be instantaneous, so please allow a reasonable amount of time to log-in prior to the scheduled 2:00 p.m. Eastern Time commencement time for our Annual Meeting.

Once logged-in, you will be able to text questions or other communication to the Secretary of the Meeting (the “Meeting Text Function”).  Any Class B stockholder wishing to nominate a candidate for election to our Board, in addition to the candidates nominated by our Board, to comment on a matter before the meeting, or to bring a new matter before the meeting may do so using this Meeting Text Function.  Note, the nomination of an individual to stand for election as a director will require (i) a second (which may also be provided by using the Meeting Text Function  by any other stockholder of record of Class B Stock registered to participate in the meeting) and, (ii) prior to the stockholder vote, receipt by the Secretary of the Meeting of the signed consent of such nominee to stand for election and an undertaking by such nominee to serve as a director if so elected.  As customary with our physical annual meetings, no recording of the meeting will be permitted.  By registering for and attending our Annual Meeting you are agreeing not to make any such recording.

Am I eligible to vote?

You may vote your shares of Class B Stock at our Annual Meeting if you were a holder of record of Class B Stock on the Record Date.  If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the “beneficial owner,” and you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.  As a beneficial owner, you are invited to attend our Annual Meeting.  However, since you are not a stockholder of record, you may not vote your shares at our Annual Meeting, to nominate candidates to run for director and/or to bring non-agenda matters before the meeting, unless you obtain a valid proxy from your broker, bank or other agent.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  Holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at our Annual Meeting, have no right to nominate candidates for election to our Board, and have no right to bring new business before the meeting.  The rights of holders of Class A Stock are limited to attending the meeting and asking questions of management at an appropriate time.  To attend our Annual Meeting, holders of Class A Stock will need to register in advance of our Annual Meeting if you did not hold your shares with our stock transfer agent at October 19, 2021, and were therefore not automatically pre-registered by Computershare.  If you hold your shares through an intermediary, such as a bank or broker, please make sure to follow the instructions in the section above – How do I Register to Attend Virtual Annual Meeting - in order to register for our Annual Meeting.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of the proxy materials and/or multiple proxy cards (or VIFs).  For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials or a separate VIF for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive a separate copy of the proxy materials or a separate proxy card under each name under which your shares are so registered.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and/or VIF) that you receive or (ii) vote over the Internet or by telephone the shares represented by each proxy card (and/or VIF) that you receive.  Alternatively, if you are a record owner or hold a legal proxy to vote such shares, you can vote your shares yourself, in whole or in part, electronically at our Annual Meeting.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you.  As the stockholder of record of Class B Stock, you have the right to vote electronically at the meeting.  If you choose to do so, you can vote electronically by participating in our Annual Meeting and using the voting function (the “Meeting Voting Function”) of the unique link provided to you after you log-in to our Annual Meeting Website.  Even if you plan to attend our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted, if you decide later not to attend our Annual Meeting.  As a stockholder of record of Class B Stock, you are also entitled to nominate additional candidates for election to our Board and to bring before the meeting other matters proper for consideration by stockholders at our Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank, trustee or other nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are invited to attend our Annual Meeting.  However, because a beneficial owner is not the stockholder of record, you may not vote these Class B shares at our Annual Meeting, if you are the beneficial owner, unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, bank, trustee or nominee to obtain a proxy in order to vote such shares using the Meeting Voting Function.  Unless provided with proxy authority, beneficial owners of Class B Stock are not entitled to nominate additional candidates for election to our Board or to bring before the meeting any other matters for consideration by stockholders at our Annual Meeting.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before our Annual Meeting the opportunity to vote their shares, whether or not they attend our Annual Meeting.  If you are a holder of record of shares of our Class B Stock as of the Record Date, you have the right to vote at our Annual Meeting.  Even if you plan to attend our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to or for any reason cannot attend our Annual Meeting.  You can vote by using any of the following methods:

•

By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners and who hold a legal proxy may vote by Internet by following the instructions on the VIF sent to them by their bank, broker, trustee or nominee.

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a VIF by mail from their bank, broker, trustee or nominee and who hold a legal proxy may vote by phone by calling the number specified on the VIF.  Those stockholders should check the VIF for telephone voting availability.

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a VIF from their bank, broker or nominee may return the VIF by mail as set forth on the VIF.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

•

By attending and using the Meeting Voting Function — Holders of record of our Class B Stock (and beneficial owners of our Class B Stock who have obtained a legal proxy) who register and participate in our Annual Meeting may vote electronically by using our Meeting Voting Function.  Voting electronically at our Annual Meeting by registered holders or proxy holders will supersede any prior

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proxies or voting instructions.  Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or VIF as outlined above, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and any other vote will be disregarded.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you may need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting electronically at our Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you may need to provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

Shares held by a representative or fiduciary.  A representative or fiduciary may only vote shares if they have been granted a valid proxy by the record holder of such shares.

How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone or, if applicable, by using the Meeting Voting Function, that you wish to vote as recommended by our Board of Directors; or
•	Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders will vote your shares in the manner recommended by our Board of Directors as follows:
o	FOR each of the five (5) nominees for director named below under “Proposal 1: Election of Directors;”
o	FOR Proposal 2, the Independent Auditor Ratification Proposal;
o	FOR Proposal 3, the Advisory Vote on Executive Officer Compensation Proposal;
o	and in the discretion of our proxyholders on such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals.  This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal.  Applicable rules permit brokers to vote shares held in street name only on routine matters.  Only Proposal 2, the Independent Auditor Ratification Proposal is a “routine proposal.”  All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”  Accordingly, if your shares are held in street name and if you do not give you broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 2, and will not be permitted to vote on Proposal 1 or Proposal 3.

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How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present.  If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the five  (5) nominees receiving the highest number of affirmative votes will be elected.  If “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2, the Independent Auditor Ratification Proposal; and Proposal 3, the Advisory Vote on Executive Officer Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 189 Second Avenue, Suite 2S, New York, New York 10003, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may register for and participate in our Annual Meeting, and vote using the Meeting Voting Function.

How will we solicit proxies and who will pay the costs?

Our Board is soliciting proxies for our Annual Meeting from our stockholders.  We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.  We do not intend to hire a proxy solicitor to assist in the solicitation of proxies.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at our Annual Meeting will be available to persons registered to attend our Annual Meeting at our Annual Meeting and for ten days prior to our Annual Meeting, at our corporate offices, 189 Second Avenue, Suite 2S, New York, New York 10003 between the hours of 9.00 a.m. and 5.00 p.m., Eastern Time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (212)  871-6840.

What constitutes a quorum?

The presence by proxy or by virtual attendance as provided in this Proxy Statement of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at our Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before our Annual Meeting.

How are votes counted and who will certify the results?

Computershare, Inc. will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and electronic votes, and certify the results.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following our Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors):  The five  (5) nominees for election as Directors at our Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is

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called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election.  Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.  We are advised by the holders of more than 72% of the Class B Stock that they currently intend to vote “FOR” the election of each of the candidates nominated by our Board.  Accordingly, it is anticipated that each of these individuals will be elected.

Proposal 2 (the Independent Auditor Ratification Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.  We are advised by the holders of more than 72% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the Independent Auditor Ratification Proposal will pass.

Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.    Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”).  However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation.  We are advised by the holders of more than 72% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the Advisory Vote on Executive Officer Compensation Proposal will pass.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The five  (5) nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Independent Auditory Proposal) and Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal) since abstentions and broker non-votes are not counted as votes cast for purposes of these proposals.

Is my vote kept confidential?

Proxies, electronic votes and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

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CORPORATE GOVERNANCE

Director Leadership Structure

Margaret Cotter is our Chair of the Board and also serves as our Executive Vice President –  Real Estate Management and Development - NYC.  Margaret Cotter has served as a director of our Company since 2002.  Over that time, she has also been responsible for the management of our domestic live theatre properties.  At the present time, our Board continues to believe that having a Board Chair who is also a senior executive officer of our Company is in the best interests of our Company and our stockholders, as such a structure (i)  continues the tradition of having a member of the Cotter family (which currently controls approximately 72% of the voting power of our Company) serve as Chair, a leadership structure in which many of our stockholders have invested, (ii) recognizes the ongoing value of Margaret Cotter as the head of our east coast real estate operations (a responsibility that she has had in various capacities for some 20 years) and also (iii) reflects the reality of our status as a “controlled company” under relevant Nasdaq Listing Rules and the fact that Margaret Cotter, as the sole trustee of the Cotter Voting Trust (described below), upon the funding of that trust will have sole voting power over approximately 67% of the outstanding Class B Stock.  Ellen M. Cotter is our Vice-Chair and also serves as our Chief Executive Officer and President.  Prior to her appointment in 2015 as our Chief Executive Officer and President, she principally focused on the cinema operations aspects of our business, including the development of our various cinema assets.

Margaret Cotter and Ellen M. Cotter each have a substantial stake in our business, directly owning, respectively,  759,876 shares of Class A Stock and 35,100 shares of Class B Stock, and 790,665 shares of Class A Stock and 50,000 shares of Class B Stock.1  In addition,  Margaret Cotter and Ellen M. Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”).  Margaret Cotter is, in addition, the sole-trustee of the James J. Cotter Education Trust #1 which holds 84,956 shares of Class A Stock and is the sole trustee of the sub-trust to be formed under the Cotter Living Trust (the “Cotter Voting Trust”) to hold for the benefit of the grandchildren of James J. Cotter, Sr., all of the Class B Stock currently owned by the Cotter Estate and the Cotter Living Trust.  Together, Margaret Cotter and Ellen M. Cotter have sole or shared voting control over an aggregate of 1,208,988 shares representing approximately 72% of our outstanding Class B Stock.

Director Independence and Board Oversight Structure

Our Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the Nasdaq Capital Stock Market (the “Nasdaq Listing Rules”).  Accordingly, our Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the Nasdaq Listing Rules and SEC Rules (“Independent Directors”) and to have an independent nominating committee and Independent Compensation Committee.  Nevertheless, our Board has for many years had a majority of Independent Directors and is nominating a majority of Independent Directors for election to our Board this year.  In determining who is an Independent Director, we follow the definition in section 5605(a)(2) of the Nasdaq Listing Rules. Under such rules, we consider the following directors to be independent: Guy Adams, Dr. Judy Codding, Douglas McEachern and Michael Wrotniak.  Our Board annually reviews the independence of our directors.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”), each composed entirely of Independent Directors.    Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of board meetings) and acts as liaison between our Chair, Chief Executive Officer and President and our Independent Directors.

We also currently have a four-member Executive Committee composed of our Chair, Vice-Chair, our Lead Independent Director and our Lead Technology and Cyber Risk Director (Guy W. Adams).  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants and outside counsel a  review of our compensation practices, in order to bring them into alignment with current best practices, (iv)

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adopted a Code of Business Conduct and Ethics, (v) adopted a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers, (vi) adopted an Anti-Discrimination, Anti-Harassment and Anti-Bullying policy, (vii) updated our Whistleblower Policy, and (viii) adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives.  Under our Amended and Restated Supplemental Insider Trading Policy, our Directors and executive officers are restricted from engaging in certain forms of hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds.

In January 2020, our Compensation Committee appointed a new independent compensation consultant, Aon. The Compensation Committee assessed the independence of Aon pursuant to SEC rules and the Nasdaq Listing Standards and concluded that it was independent.

In recognition of the special risks involved with technology and cyber security, Director Guy W. Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Information Officer and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, and coordinates the timely presentation of such information to and facilitates the consideration of such information by all directors.  He also coordinates with our management timely and appropriate director education with respect to such matters to enhance director understanding of the issues involved and the options available to our Company.  In preparation for this role, Director Adams, in 2018, completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of our Company.  We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent Chair.  Nominations to our Board for the Annual Meeting were made by our entire Board.  Each of the nominees received the unanimous vote of the Independent Directors and each such nominee abstained with respect to his or her own nomination.

Certain Potential Change of Control Considerations

While our Company is currently a controlled company under applicable Nasdaq Listing Rules with over 72% of the voting power of our Company being currently beneficially owned by Chair Margaret Cotter and Vice-Chair Ellen M. Cotter, the ongoing control of our Company by the Cotter family is currently being challenged by the court appointed Guardian Ad Litem for the grand children of Mr. James J. Cotter, Sr. who is seeking court authorization to divide the Cotter Voting Trust into two trusts (2/5th of the holdings to go to a trust for the benefit of the children of Margaret Cotter and 3/5ths of the holdings to go to a trust for the benefit of the children of James J. Cotter, Jr.) and thereafter to market and sell such shares (the “Break Up and Sale Motion”).  As discussed in greater detail below, the Guardian Ad Litem was appointed in the Trust Case (as defined below) prior to the resolution of the voting control disputes between Margaret Cotter and Ellen M. Cotter, on the one hand, and James J. Cotter, Jr., on the other hand, to represent the interests of the grandchildren of James J. Cotter, Sr., who are the beneficiaries of the Voting Trust in connection with that litigation.  Margaret Cotter and Ellen M. Cotter, as the Trustees of the Cotter Living Trust and, in the case of Margaret Cotter, as the sole Trustee of the Voting Trust and as the legal guardian of her children, have filed motions to have the Guardian Ad Litem removed (the “Removal Motion”) citing, among other things, conflict of interest on the part of the Guardian Ad Litem and the resolution of the litigation claims which were the basis for the appointment of the Guardian Ad Litem.

Up until his death on September 13, 2014, Mr. James J. Cotter, Sr., the father of Chair Margaret Cotter, Vice-Chair Ellen M. Cotter, and Mr. James J. Cotter, Jr. (deceased), was our controlling stockholder, having the sole power to vote approximately 66.9% of the outstanding Class B Stock (the “Cotter Control Block”).  Under applicable Nevada Corporation Law, a stockholder holding more than 2/3rds of the Company’s voting stock has the power at any time, with or without cause, to remove any one or more directors (up to and including the entire board of directors) by written consent taken without a meeting of the stockholders.

Following the death of Mr. Cotter, Sr., disputes arose among Chair Margaret Cotter and Vice-Chair Ellen M. Cotter, on the one hand, and Mr. James J. Cotter, Jr., on the other hand, concerning the voting control and disposition of those shares.  These voting control issues have now been resolved.  On March 23, 2018, the California Superior

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DRAFT - Sept. 29, 2021

Court of the State of California, County of Los Angeles (the “California Superior Court”) determined, in effect, that Chair Margaret Cotter and Vice-Chair Ellen M. Cotter are the sole Co-Trustees of the Cotter Living Trust and that Chair Margaret Cotter is the sole Trustee of the Cotter Voting Trust which, under the applicable trust documents, will ultimately own the Cotter Control Block.   In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Case”).

Notwithstanding the resolution of the voting control issue and the passing on March 10, 2021 of Mr. Cotter, Jr., the Guardian Ad Litem continues to advocate the breaking up and sale of the Cotter Control Block (and with such sale, a sale of control of our Company). Margaret Cotter, acting as the sole Trustee of the Voting Trust, opposes any breakup of the Voting Trust and the sale of the Cotter Control Block as being inconsistent with stated intentions of the Trustor, James J. Cotter, Sr.  The Co-Trustees’ Removal Motion was denied by the California Superior Court, and that determination is currently on appeal before the California Court of Appeals.  The Guardian’s Sale of Control Motion is on hold, pending the resolution of such appeal.  The Company does not have a date for the anticipated resolution of such appeal.

The Guardian Ad Litem’s Break Up and Sale Motion does not contemplate a sale of our entire Company (it proposed only the break up and sale of the Cotter Control Block), nor does it provide any way for stockholders generally to benefit from such a change of control transaction or any protections for minority stockholders.  Although cinema exhibition companies have been hit hard by the COVID-19 Pandemic, our Board believes that cinema exhibition will, in the long run, continue to be a major source of outside the home entertainment, and has adopted a long-term business strategy for our Company:  a strategy which our Board believes will allow stockholders generally to realize the benefit of the build out of our real estate portfolio, and the execution of our business plan for our international cinema operations. Accordingly, our Board has determined that it would not be in the best interests of our Company or its stockholders to engage in a sale process at this time.  This is particularly true given, in the view of the Board, cinema exhibition assets currently would be seen as a distressed asset class and will likely continue to be so perceived until the cinema industry substantially recovers from the impacts of the COVID-19 pandemic.

The Guardian Ad Litem’s Break up and Sale Motion has no provision for the protection or advancement of our Company’s business plan and subjects the Company and its minority stockholders to the risk of sale in a distressed market to a buyer whose interests may be contrary to, or ignore those of, other stockholders.  In light of our Board’s determination that it would be in the best interests of our Company and our stockholders generally to continue to pursue our Company’s business plan, and not to engage in a sale process at this time, the potential disruption to the achievement of that business plan and to the business and affairs of our Company generally if there were to be a change of control transaction at this time, and the commitment of Chair Margaret Cotter and Vice-Chair Ellen M. Cotter to the pursuit and fulfilment of that business plan, our Company has made filings in the California Superior Court opposing a sale of the Cotter Control Block at this time.

As of the Record Date, according to the books of the Company, the Cotter Living Trust held of record 696,080 shares of our Class B Stock constituting approximately 41.4% of the voting power of our outstanding Class B Stock.  According to the books of the Company, the Cotter Estate as of that date held of record an additional 427,808 shares of Class B Stock, constituting approximately 25.5% of the voting power of our outstanding Class B Stock.  We are advised, based upon public filings and court orders that it is currently anticipated that the Class B Stock currently held of record by the Cotter Estate will eventually pour over into the Cotter Living Trust where it will then be placed in the Cotter Voting Trust.  At the present time, however, such Class B Stock is held of record by the Cotter Living Trust and the Cotter Estate, respectively.  Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Cotter Estate and the Co-Trustees of the Cotter Living Trust.

The California Superior Court, in the Trust Case, has jurisdiction over the Cotter Living Trust which currently owns 41.4% of our outstanding Class B Stock, and, at such time as the Cotter Estate is probated, may receive up to an additional 25.5% of our outstanding Class B Stock, and accordingly, has jurisdiction over a potentially controlling block of our voting stock.  Should the California Superior Court ultimately order the sale of the Cotter Living Trust’s or the Cotter Voting Trust’s Class B Stock and such sale be completed, then there may be a change of control of our Company, depending on, among other things, who the ultimate purchaser(s) of such shares might be, the number of shares of Class B Stock distributed by the Cotter Estate to the Cotter Living Trust, and whether the California Superior Court orders a sale of all or only some portion to the Class B Stock held by the Cotter Living Trust and/or the Cotter Voting Trust.

 While our Company is not a party to the Trust Case, the rulings of the Superior Court in that case could have a potential material impact upon, among other things, (a) the control of our Company, (b) the future composition of our Board and senior executive management team, and (c) our Company’s continued pursuit of the Strategic Plan

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articulated in our various filings with the SEC, at our prior stockholder meetings, and at various analyst presentations.   To date, the California Superior Court has accepted our submissions and allowed us to be involved in the Trust Case, so as to provide us an opportunity to address issues of concern to our Company and our stockholders generally.  However, no assurances can be given as to the outcome of the Trust Case or that we will be allowed to continue to appear in the case once a new judge is assigned.

We are advised by Chair Margaret Cotter and Vice-Chair Ellen M. Cotter that, if there is a sale of the Class B Stock held by the Cotter Living Trust and/or the Cotter Voting Trust, they intend to be the buyers of such shares.

For more information about the above referenced matters please see the disclosure in our Annual Report on Form 10-K filed on March 31, 2021, and subsequent Form 10-K/As filed on April 30, 2021, under the Part I, Item 1A-“Risk Factors—Ownership and Management Structure, Corporate Governance, and Change of Control Risks,” and Part II, Item 8 (Financial Statements and Supplementary Data) – Note 13 – “Commitments and Contingencies to the Consolidated Financial Statements.”

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at our Company through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that our Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our Company’s business by the Audit Committee and the Compensation Committee with input from the Lead Technology and Cyber Risk Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant risks impacting our Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  Together, Chair Margaret Cotter and Vice-Chair Ellen M. Cotter beneficially owned, as of the Record Date, 1,208,988 shares, approximately 72% of our outstanding Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee.  The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2021 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  These committees are discussed in greater detail below.

Executive Committee.  Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Director Guy W. Adams, who serves as Chair, Lead Independent Director Michael Wrotniak, Chair Margaret Cotter, and Vice-Chair Ellen M. Cotter.  Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee did not

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hold any meetings during 2020.  Until May 2021, the role of Lead Independent Director was held by Director Edward L. Kane who served as a director of our Company from 2004 until his retirement effective May 19, 2021.

Audit Committee.  Our Audit Committee operates pursuant to its charter which is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx. The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act, and that Director Douglas McEachern, the Chair of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Director McEachern, Director Dr. Judy Codding and Director Michael Wrotniak.  The Audit Committee held six (6) meetings during 2020.  All members attended at least 75% of such meetings.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our Independent Directors, and is currently composed of Director Michael Wrotniak, who serves as Chair, Director Dr. Judy Codding and Director Douglas McEachern.  As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members.  Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq.  Our Compensation Committee charter is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Pursuant to its charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers, including the Chief Executive Officer and President. However, pursuant to the charter, compensation decisions related to members of the Cotter family remain vested in the full Board, so our Compensation Committee makes recommendations for Cotter family executive officers, subject to the approval of the Board.  In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.  The Compensation Committee held nine (9) meetings during 2020.  All members attended at least 75% of such meetings.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable Nasdaq Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.  Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2021 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past decade, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our Class B stockholders.  In light of the facts that (i) we are a “controlled company” under the Nasdaq Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our Class B stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  Currently, we have no policy of considering diversity in identifying Director nominees.

Our Board has resolved to nominate all five  (5) of our incumbent Directors, named in Proposal 1, for election as Directors of our Company at our Annual Meeting.

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Each of the nominees named in Proposal 1 received the unanimous approval of the Directors, with each such nominee abstaining as to his or her nomination.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller and all persons performing similar functions.  Our Code of Conduct is posted on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously.  In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at https://investor.readingrdi.com/governance/governance-documents/default.aspx, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chair of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter delegates to that committee responsibility for review and approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at https://investor.readingrdi.com/governance/governance-documents/default.aspx.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

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PROPOSAL 1:  Election of Directors

Nominees for Election

Five (5) directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2022 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The five  (5) nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Margaret Cotter	53	Chair of the Board and Executive Vice President-Real Estate Management and Development-NYC (1)
Guy W. Adams	70	Director (4) (5)
Dr. Judy Codding	76	Director (2) (3)
Ellen M. Cotter	55	Vice-Chair, Chief Executive Officer and President (1)
Douglas J. McEachern	70	Director (3) (6)

(1)Member of the Executive Committee.

(2)Member of the Audit and Conflicts Committee.

(3)Member of the Compensation and Stock Options Committee.

(4)Lead Technology and Cyber Risk Director.

(5)Chair of the Executive Committee.

(6)Chair of the Audit and Conflicts Committee.

Margaret Cotter.  Chair Margaret Cotter joined our Board on September 27, 2002, and currently serves as a member of our Executive Committee.  She was elected Chair of our Board on December 8, 2020.  Prior to this, Chair Cotter served as the Vice-Chair of our Board from August 7, 2014 to December 7, 2020. On March 10, 2016, our Board appointed Chair Cotter as Executive Vice President-Real Estate Management and Development-NYC, at which time Chair Cotter became a full-time employee of our Company.  In this position, Chair Cotter is responsible for the daily management of our live theatre properties and operations, including the oversight of the day-to-day development process of our 44 Union Square property and oversight of our other New York and Pennsylvania real estate holdings.  Chair Cotter is also a theatrical producer who has produced shows in Chicago and New York and during the period 2004 to 2017, served as board member of the League of Off-Broadway Theaters and Producers.

Chair Cotter is a former Assistant District Attorney for King's County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Vice-Chair Ellen M. Cotter.  Chair Cotter is a Co-Executor of her father's estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such outstanding Class B Stock). Chair Cotter is also a Co-Trustee of the Cotter Living Trust, which is the record owner of 1,416,649 shares of Class A Stock and 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such outstanding Class B Stock), the Co-Trustee of the Cotter Foundation, which is the record owner of 102,751 shares of Class A Stock, and the Sole Trustee of the James J. Cotter Education Trust #1, which is the record holder of 84,956 shares of Class A Stock and of which her children are the sole beneficiaries. Chair Cotter also holds various positions in her family's agricultural enterprises.  She is a director of Cecelia Packing Corporation. In her capacity as the Co-Executor of the Estate of James J. Cotter, Chair Cotter (together with her sister and Co-Executor, Ellen M. Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the 50% Cotter general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.  The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member. That limited liability company is currently being wound up, having sold in 2021 its only asset: certain land in Coachella, California.

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Chair Cotter brings to the Board her experience as a live theatre producer, theater operator and an active member of the New York theatre community, which gives her insight into live theatre business trends that affect our business in this sector, and in New York real estate matters.  Operating the daily oversight of our theater properties for over twenty-one (21) years, Chair Cotter contributes to the strategic direction for our developments. In addition, with her direct ownership of 764,897 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father's estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, and the Sole-Trustee of the James J. Cotter Education Trust #1, Chair Cotter is a significant stakeholder in our Company.

Guy W. Adams.  Director Guy W. Adams joined our Board on January 14, 2014, and currently serves as the Chair of our Executive Committee and as our Lead Technology and Cyber Risk Director.  He is currently the Chairman of First Physicians Capital Group, a hospital management company.  For more than the past fifteen (15) years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities. Over the past twenty (20) years, Director Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.  At these companies, he has held a variety of board positions, including lead director, audit committee Chair and compensation committee Chair.  He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program.  Director Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.  \

For a few years prior to the passing of Mr. James J. Cotter, Sr. on September 13, 2014 and through a certain period of the administration of the Estate of James J. Cotter, Sr., Director Adams served as an advisor to Mr. James J. Cotter, Sr. providing advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust. On September 23, 2021, the Co-Executors of the Estate of Mr. James J. Cotter, Sr. and Director Adams mutually resolved the outstanding amounts owed to Director Adams for such advisory services over a multi-year period in the amount of $250,000, which settlement is subject to the approval of the Nevada Probate Court. Until 2018, Director Adams also provided services to captive insurance companies, owned in equal shares by Chair Cotter, Vice-Chair Cotter, and Mr. James J. Cotter, Jr., that provided insurance for the Cotter family agricultural activities.  Director Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Master of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies. In December 2017, Mr. Adams was recognized as a Governance Fellow for the National Association of Corporate Directors, The Gold Standard Director Credential®. In 2018, Director Adams completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Dr. Judy Codding.  Dr. Judy Codding joined our Board on October 5, 2015, and currently serves as a member of our Audit Committee and Compensation Committee. Director Codding is a globally respected education leader.  From October 2010 until October 2015, she served as the Managing Director of "The System of Courses," a division of Pearson, PLC (NYSE: PSO), one of the largest education companies in the world that provides education products and services to institutions, governments and to individual learners.  Prior to that time, Director Codding served as the Chief Executive Officer and President of America's Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010. America's Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Director. Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University, where she taught graduate level courses focused on moral leadership.  Director Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012).  Through family entities, Director  Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Director Codding brings to our Board her experience as an entrepreneur, as a chief executive officer, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Ellen M. Cotter.  Vice-Chair Ellen M. Cotter joined our Board on March 13, 2013, and currently serves as a member of our Executive Committee.  Vice-Chair Cotter served as Chair of our Board from August 7, 2014 until December 7, 2020, and served as our interim Chief Executive Officer and President from June 12, 2015 until January 8, 2016, when she was appointed our permanent Chief Executive Officer and President.  She joined our Company in

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March 1998. Vice-Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer). In her capacity as the Co-Executor of the Estate of James J. Cotter, Vice-Chair Cotter (together with her sister and Co-Executor, Margaret Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the 50% Cotter general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.  The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member.  That limited liability company is currently being wound up, having sold in 2021 its only asset:  certain land in Coachella, California.  Vice-Chair Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center.  Prior to joining our Company, Vice-Chair Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City. Chair Cotter is the sister of Chair Margaret Cotter. Prior to being appointed as our Chief Executive Officer and President, Vice-Chair Cotter served for more than ten years as the Chief Operating Officer ("COO") of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States. Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries. In recognition of her contributions to the independent film industry, Vice-Chair Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards. She was also inducted that same year into the Show East Hall of Fame.

Vice-Chair Cotter is the Co-Executor of her father's estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of Class B Stock (representing 25.5% of such outstanding Class B Stock).  Vice-Chair Cotter is a Co-Trustee of the James J. Cotter Foundation (the "Cotter Foundation"), which is the record holder of 102,751 shares of Class A Stock and Co-Trustee of the Cotter Living Trust, which is the record owner of 1,416,649 shares of Class A Stock and 696,080 shares of Class B Stock (representing an additional 41.4% of such outstanding Class B Stock).

Vice-Chair Cotter brings to our Board her more than twenty-three (23) years of experience working in our Company's cinema operations, both in the United States and Australia.  She has also served as the Chief Executive Officer of the subsidiary that operates substantially all of our cinemas in Hawaii and California.  In addition, with her direct ownership of 797,103 shares of Class A Stock and 50,000 shares of Class B Stock and her positions as Co-Executor of her father's estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, Vice-Chair Cotter is a significant stakeholder in our Company. Vice-Chair Cotter is well recognized in, and a valuable liaison to, the film industry.

Douglas J. McEachern.  Director Douglas J. McEachern joined our Board on May 17, 2012, and currently serves as the Chair of our Audit Committee, a position he has held since August 1, 2012, and as a member of our Compensation Committee.  He has served as a member of the board and of the audit and compensation committees for Willdan Group, a Nasdaq listed engineering company, since 2009.  From June 2011 until October 2015, Director McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the Chair of the board of Community Bank from October 2013 until October 2015 and was a member of the finance committee of the Methodist Hospital of Arcadia. From September 2009 to December 2015, Director McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate. Director McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985. From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Director McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Director McEachern brings to our Board his more than forty-three (43) years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Director McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Meeting Attendance

Our Board of Directors held fifteen (15) meetings in 2020.  The Audit Committee held six (6) meetings, the Compensation Committee held nine (9) meetings and the Executive Committee did not hold any meetings in 2020. Each director attended at least 75% of these Board meetings and at least 75% of the meetings of all of the above

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referenced committees on which he or she served.  We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our incumbent Directors attended the 2020 Annual Meeting.

Compensation of Directors

During 2020, we paid our non-employee Directors a combination of (a) base annual cash fees for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as Chair of committees and (d) equity compensation for service as Directors in the form of restricted stock units, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation paid to Directors in 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Guy W. Adams	85,000(4)	69,998(2)	--	154,998
Dr. Judy Codding	75,000(5)	69,998(2)	--	144,998
Edward L. Kane	71,719(6)	69,998(3)	--	139,217
Douglas J. McEachern	85,000(7)	69,998(2)	--	154,998
Michael Wrotniak	75,781(8)	69,998(2)	--	145,779

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718. Awards were issued as either RSUs or stock options.

(2)

The following table sets forth the number of RSUs outstanding on December 31, 2020 that were granted on December 16, 2020.  These RSUs each represent one share of Class A Common Stock, and vest on December 16, 2021.

Guy W. Adams	15,021
Dr. Judy Codding	15,021
Douglas McEachern	15,021
Michael Wrotniak	15,021

(3)

The following table sets forth the number of stock options outstanding on December 31, 2020 that were granted on December 16, 2020.  These stock options each represent one share of Class A Common Stock at the exercise price of $4.66 and vested on May 19, 2021.

Edward L. Kane	38,803

(4)Represents payment of Base Director Fee of $50,000, Executive Committee Chair Fee of $20,000 and Lead Technology and Cyber Risk Director Fee of $15,000.

(5)Represents payment of Base Director Fee of $50,000, Compensation Committee Member Fee of $7,500, Audit Committee Member Fee of $10,000, and Special Independent Committee Member Fee of $7,500.

(6)Represents payment of Base Director Fee of $50,000, Executive Committee Member Fee of $7,500, a pro-rated Lead Independent Director Fee of $11,719 and a prorated Vice-Chair Fee of $2,500.

(7)Represents payment of Base Director Fee of $50,000, Audit Committee Chair Fee of $20,000, Compensation Committee member Fee of $7,500, and Special Independent Committee Member Fee of $7,500.

(8)Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $10,000, and Compensation Committee Chair Fee of $15,000, and pro-rated Lead Independent Director Fee of $781.

2020 and Future Director Compensation

Our Board requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of our Company.  Our Compensation Committee periodically reviews, evaluates, revises and recommends the adoption of new compensation arrangements for executive and management officers and outside directors of our Company.  In such matters, the Compensation Committee has retained the international compensation consulting firms

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of Willis Towers Watson in 2019 and earlier and AON beginning in 2020 as its advisors in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

After input was received, reviewed, discussed and considered by our Compensation Committee in 2019, including peer group data compiled by Willis Towers Watson regarding the base fee and equity awards for Directors, our Compensation Committee recommended and our Board authorized that the following compensation for our non-employee directors for 2020 through the director terms that ended on December 8, 2020, the date of our 2020 Annual Meeting:

• The Board Base Director fee remained at $50,000.
•	The Vice-Chair Director fee was set at $12,500.
•	The committee Chair retainers remained at $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees remained at $7,500 for our Audit and Executive Committees and our Compensation Committee.
•	The Lead Independent Director fee remained at $12,500.
•	The Lead Technology and Cyber Risk Director fee was set at $15,000.

Upon the election of our Board on December 8, 2020, and after input was received, reviewed, discussed and considered by our Compensation Committee, including peer group data compiled by AON regarding the base fee and equity awards for Directors, our Compensation Committee recommended and our Board authorized the same directors fees as above, but added an annual retainer for the Special Independent Committee of $7,500 for any member.

In support of our Company’s liquidity management efforts, in December 2020, each of our outside directors deferred receipt of their first quarter 2021 base director fees and committee retainers until third quarter 2021.

Since our 2019 Annual Meeting was held just six months after our 2018 Annual Meeting, the Directors reduced the RSU grant for that year from $70,000 to $35,000. These RSUs vested on May 6, 2020, the anniversary of our 2019 Annual Meeting.  However, in 2020, our Annual Meeting of Stockholders was held December 8, 2020, nineteen months after our 2019 Annual Meeting.  This resulted in an approximately seven-month period when no director equity grants were issued.  An RSU grant in the amount of $35,000, or 6,731 shares, weas made to each of our outside directors in August 2021 to address this shortfall.  Our Compensation Committee and our Board intend to reevaluate the structure and timing of director equity compensation ".

Vote Required

The five  (5) nominees receiving the greatest number of votes cast at our Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until our 2022 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  Each nominee has agreed to be nominated and, if elected, to serve as a director of our Company.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Chair Cotter and Vice-Chair Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the five  (5) nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements and internal control over financial reporting of our Company for the year ending December 31, 2021.  Grant Thornton was engaged as our independent registered public accounting firm for the years ended 2011 thru 2020.  Our Company is seeking stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2021.

Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise.  However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Cotter and Vice-Chair Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the ratification of appointment of Grant Thornton as our Company’s registered independent public accounting firm discussed under Proposal 2 (the Independent Auditor Ratification Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” APPROVAL OF THE independent AUDITOR RATIFICATION PROPOSAL.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate, and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on December 8, 2020, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation, as well as in favor to change the “say on pay” vote to an annual vote.  Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2020 and, as the vote approved our executive compensation for 2019, we did not make any changes to our compensation based on the results of the vote.

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee.  However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Cotter and Vice-Chair Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” the approval OF THE ADVISORY VOTE ON EXECUTIVE OFFICER compensation proposal.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2020.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by our Board.  The charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors.  Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Dr. Judy Codding Michael Wrotniak

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BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on the Record Date (October 19, 2021) by:

•	each of our Directors;
•	each of our current named executive officers (“NEOs”) set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock (non-voting)		Class B Stock (voting)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEOs
Margaret Cotter (2)(7)	2,734,172	13.6%	1,158,988	69.0%
Guy W. Adams	37,270	*	--	--
Judy Codding	42,270	*	--	--
Ellen M. Cotter (3)(7)	2,775,676	13.7%	1,173,888	69.8%
Douglas J. McEachern	50,570	*	1,000	*
Michael Wrotniak	54,770	*	--	--
Gilbert Avanes (4)	26,051	*	--	--
Robert F. Smerling (5)	59,853	*	--	--
S. Craig Tompkins (6)	120,003	*	--	--
Greater than 5% Stockholders
James J. Cotter Living Trust (7) 2818 Dumfries Road Los Angeles, CA 90064	1,416,649	7.0%	696,080	41.4%
Estate of James J. Cotter, Sr. (Deceased) (7) 2818 Dumfries Road Los Angeles, CA 90064	326,800	1.6%	427,808	25.5%
Mark Cuban (8) 2931 Elm Street Dallas, Texas 75226	72,164	*	210,550	12.5%
GAMCO (9) One Corporate Center Rye, New York 10580	506,599	2.5%	84,530	5.03%
All Directors and executive officers as a group (11 persons) (10)	4,196,778	20.5%	1,209,988	72.0%

(1)Percentage ownership is determined based on 20,128,813 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding as of October 19, 2021.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options, RSUs or PRSUs that are currently exercisable or that have vested, or that will become exercisable or will vest within 60 days, and (ii) RSUs and PRSUs that will vest within 60 days, following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options, RSUs or PRSUs and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)The Class A Stock shown includes 38,119 shares subject to stock options as well as 764,897 shares held directly.  The Class A Stock shown also includes 84,956 shares held by the James J. Cotter Education Trust #1.  Margaret Cotter is sole Trustee of the James J. Cotter Education Trust #1 and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 326,800 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A

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Stock shown includes 1,416,649 shares held by the Cotter Living Trust.  See footnote 8 for information regarding beneficial ownership of the shares held by the Living Trust.  As Co-Trustees of the Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote 7.  The Class B Stock shown includes 35,100 shares held directly.  Together, Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock, or 72% of the outstanding Class B Stock.  The Class A Stock showing also includes 102,751 shares held by the Cotter Foundation, of which Ellen M. Cotter and Margaret Cotter, are Co-Trustees.

(3)The Class A Stock shown includes 132,373 shares subject to stock options as well as 797,103 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation.  Ellen M. Cotter is a Co-trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 326,800 shares that are part of the Cotter Estate that is being administered in the State of Nevada.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,416,649 shares held by the Cotter Living Trust.  See footnote 7 to this table for information regarding beneficial ownership of the shares held by the Cotter Living Trust.  As Co-Trustees of the Cotter Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote 7.  The Class B Stock shown includes 50,000 shares held directly.  Together Ellen M. Cotter and Margaret Cotter beneficially own 1,208,988 shares of Class B Stock, or 72% of the outstanding Class B Stock.

(4)The Class A Stock shown includes 12,039 shares subject to stock options.

(5)    The Class A Stock shown includes 38,081 shares subject to stock options.

(6)The Class A Stock shown includes 6,176 shares held directly, 58,002 shares subject to stock options. The Class A Stock shown also includes 55,825 shares held by various retirement accounts, and as such Craig Tompkins is deemed to beneficially own such shares.

(7)On June 5, 2013, the Declaration of Trust establishing the Cotter Living Trust was amended and restated (the "2013 Restatement") to provide that, upon the death of James J. Cotter, Sr., the Trust's share of Class B Stock were to be held in a separate trust, to be known as the "Cotter Voting Trust," for the benefit of the grandchildren of Mr. Cotter, Sr.  Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Cotter Voting Trust.  The trustees of the Cotter Living Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Living Trust in accordance with the Company's stock register and beneficial ownership of such shares as being held by each of the two Co-Trustees, Ellen M. Cotter and Margaret Cotter, who, are deemed to share voting and investment power of the shares held by the Cotter Living Trust.  In its ruling on March 23, 2018, the California Superior Court established that Ellen M. Cotter and Margaret Cotter are the Co-Trustees of the Cotter Living Trust, and that Margaret Cotter is the sole Trustee of the Cotter Voting Trust.

(8)   Based on Mr. Cuban's Schedule 13D/A filed with the SEC on April 9, 2020.

(9) Based on GAMCO Investors, Inc.’s Schedule 13D filed with the SEC on December 26, 2017, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as Chief Investment Officer.

(10)  The Class A Stock shown includes 344,576 shares subject to stock options currently exercisable or exercisable within 60 days, and RSUs that have vested or will vest within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.  Based solely on our review of the reports that have been filed by or on behalf of such persons, we believe that all of our executive officers and Directors, and greater than 10% beneficial owners, complied with the reporting requirements of Section 16(a) by timely filing all required Section 16(a) forms during 2020, except as follows:

Name of Reporting Person	Number of Late Reports(1)	Number of Transactions
Steve Lucas	3	4

(1) The Company undertakes responsibility on behalf of its executive officers for the preparation and filing of Section 16 reports relating to the grant and vesting of equity awards to such persons, and the late filings in this table for the grant and vesting of such equity awards were the responsibility of the Company.

.

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EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Chair Cotter and Vice-Chair Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Gilbert Avanes	47	Executive Vice President, Chief Financial Officer and Treasurer
Robert F. Smerling	86	President, U.S. Cinemas
S. Craig Tompkins	70	Executive Vice President, General Counsel
Andrzej Matyczynski	69	Executive Vice President – Global Operations
Steve Lucas	51	Vice President, Chief Accounting Officer and Controller
Mark Douglas	51	Managing Director – Australia and New Zealand

Gilbert Avanes.  Mr. Avanes was appointed Executive Vice President, Chief Financial Officer and Treasurer on November 5, 2019.  Mr. Avanes has been an employee of and consultant to our Company since August 2007, most recently serving as Interim Chief Financial Officer and Treasurer of our Company, from January 24, 2019 through November 4, 2019.  Prior thereto, Mr. Avanes served as our Vice President of Financial Planning and Analysis (January 2016 to January 2019), Senior Director of Financial Planning and Analysis (January 2012 to December 2015), and as a consultant and then Senior Finance Manager (August 2007 to December 2011).  Prior to joining the Company, Mr. Avanes served in various finance and accounting roles over the course of a decade at Toronto-Dominion Bank Financial Group located in Toronto, Canada.  Mr. Avanes is a Certified Public Accountant (U.S.) and Chartered Professional Accountant (CPA, CGA) (Canada) and has a Master of Business Administration from Laurentian University and a Bachelor of Commerce (Major in Accounting and Minor in Finance) from Ryerson University.

Robert F. Smerling.  Mr. Smerling has served as President of our U.S. cinema operations since 1994.  He has been involved in the acquisition and/or development of all of our existing domestic cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling's accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top five grossing cinemas in the United States.  Prior to Mr. Smerling's employment at Loews, he was Vice Chair of USA Cinemas in Boston, and President of Cinema National Theatres.  Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

S. Craig Tompkins.  Mr. Tompkins has worked in various capacities for our Company and its predecessors for more than the past twenty-eight (28) years. He has served as Vice-Chair of our Company and as the President of two of its predecessors’ public companies, as a consultant and outside counsel and, since 2017, as Executive Vice President and General Counsel.  Prior to his employment at our Company, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher.  Mr. Tompkins is a principal equity holder in and, between 2007 to 2017, served as the Executive Chair and, since 2017, as the Chair of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets.  From 1993 to 2006 (when the company went private), Mr. Tompkins served as a director and as the Chair of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to 2001 (when the bank was sold) as a member of the Board of Directors, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB.  Mr. Tompkins is also the Chair and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins family-owned agricultural operation in Southern Oregon).  Mr. Tompkins holds a Bachelor of Arts (Magna Cum Laude) from Claremont McKenna College, and a Juris Doctorate (Magna Cum Laude) from the Harvard Law School, where he was on the Board of Student Advisors and served as research assistance to Professor James Casner (then serving as the Reporter to the Restatement of Property 2nd).  Following Harvard Law School, Mr. Tompkins served as law clerk to the Honorable Justice Dean Bryson on the Oregon Supreme Court, before joining Gibson, Dunn & Crutcher.

Andrzej J. Matyczynski.  Mr. Matyczynski was appointed as our Executive Vice President—Global Operations on March 10, 2016.  From May 11, 2015, until March 10, 2016, Mr. Matyczynski acted as the Strategic

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Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation.  Mr. Matyczynski holds a Master's Degree in Business Administration from the University of Southern California.

Steven J. Lucas.  Mr. Lucas was appointed as our Vice President, Controller and Chief Accounting Officer in 2015.  From 2011 to 2015, Mr. Lucas worked in our accounting group holding the role of Asia Pacific Controller.  Prior to joining our Company, Mr. Lucas worked for Arthur Andersen and EY for more than sixteen (16) years.  He is a Chartered Accountant and has been a member of Chartered Accountants Australia and New Zealand for over twenty-one (21) years.  He holds a Bachelor’s Degree in English Literature and History from Victoria University of Wellington, and a Post Graduate Diploma in Accounting from the Graduate School of Business and Government Administration of Victoria University of Wellington.

Mark D. Douglas.  Mr. Douglas is currently our Managing Director, Australia and New Zealand, overseeing our international cinema and real estate operations.  Mr. Douglas first joined our Company in 1999, and was appointed as Managing Director, Reading Cinemas Australia and New Zealand on July 1, 2018.  From 2005 to 2018, Mr. Douglas worked in our Real Estate division holding numerous roles including Director Property Development, Development Manager and General Manager Property. Prior thereto, Mr. Douglas worked in our finance team, moving into the role of National Operations Manager for our cinema division in 2001. Prior to joining our Company, Mr. Douglas worked for Myer Stores, a retail department store chain, in various business management and administration roles. Mr. Douglas earned a Master's Degree in Business Administration from Deakin University, Geelong Victoria and is a registered Certified Practicing Accountant with CPA Australia.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq Stock Market.

Compensation Committee Charter

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•	to establish our compensation philosophy and objectives;
•	to review and approve all compensation, for our CEO and our executive officers[2]
•	to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;
•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;

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•	to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and
•	to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.  Further, our Compensation Committee periodically reviews and makes recommendations to our Board regarding Director compensation.

The Compensation Committee Charter is available on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value.  While we believe that our entire executive compensation package contributes to these goals, the base salaries we offer generally support goals 1 and 2 above, our short term incentive bonuses generally support goals 1, 2 and 3 above, and our long term incentives generally support goals 1, 2 and 4 above.

Our Executive Compensation Practices At A Glance

What We Do	What We Do NOT Do

DO pay for performance. Our Short-Term Incentive Bonuses — a significant portion of the compensation package provided to our “named executive officers” (“NEOs”) —are tied to meeting our Company and individual performance goals.

NO pledging permitted by directors or Section 16 officers without prior notice to Compliance Officer and Audit Committee Chair.
DO provide minimum vesting periods for our long-term incentive awards and, as of March 2020, includes certain performance criteria.	NO individual hedging or derivative transactions permitted by directors or Section 16 officers.
DO utilize both time vested and performance linked long-term incentive awards.	NO “single trigger” change in control payments for the benefit of our NEOs.
DO empower the Board to clawback short-term incentive compensation if there is an accounting restatement due to material noncompliance with securities laws.	NO golden parachute tax gross ups.
DO use an independent compensation consultant.
DO appoint a Compensation Committee comprised solely of independent directors even though not required.
DO require NEOs and Directors to meet Company stock ownership requirements.

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Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below are provided for the individuals who were our NEOs for 2020, who we refer to collectively as the “NEOs”.

Name	Title
Ellen M. Cotter	President and Chief Executive Officer
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer
Margaret Cotter	EVP-Real Estate Management and Development-NYC
S. Craig Tompkins	EVP, General Counsel
Robert F. Smerling	President, U.S. Cinemas

Compensation Setting Process; Role of Compensation Consultant

In the first quarter of 2020, our Compensation Committee set executive compensation for our NEOs for calendar year 2020.  This followed consultation with the Committee’s independent compensation consultant, AON, our Chief Executive Officer, and our outside legal counsel.  This was the first year that our Compensation Committee used AON, having previously retained Willis Towers Watson.  As part of this consideration, our Compensation Committee reviewed our Company’s compensation levels, programs and practices.  The Compensation Committee assessed the independence of AON pursuant to SEC rules and the Nasdaq Listing Standards and concluded that AON is independent. AON prepared materials that, among other things, measured our executive compensation against compensation paid by peer group companies, including break downs by the 25th, 50th and 75th percentiles of such peer group companies.  The 50th percentile was the median compensation paid by such peer group companies to executives performing similar responsibilities and duties. The summary included base salary, short-term incentive (cash bonus) and long-term incentive (equity awards) of the peer group companies to the base salary, short-term incentive and long-term incentive provided to our executives and management.

For 2020, our Compensation Committee generally compared the compensation levels of our NEOs, but focused AON to prepare materials primarily on the Chief Executive Officer and the Executive Vice President—Real Estate and Development-NYC, and analyzed such data  with the compensation levels of executives at the following entities which we refer to as our “peer group”: Acadia Realty Trust, Cedar Realty Trust Inc., Global Eagle Entertainment Inc., IMAX Corporation, Kite Realty Group Trust,  National CineMedia, Inc., The Marcus Corporation,  Pennsylvania Real Estate Investment Trust, Retail Opportunity Investments Corp., Retail Properties of America, RPT Realty, Saul Centers Inc., Urstadt Biddle Properties Inc., and Village Roadshow Ltd.  However, our Compensation Committee used this information as just one factor in determining compensation and did not strictly attempt to benchmark our NEOs compensation to a single level as compared to the peer group.

Our Compensation Committee established (i) 2020 annual base salaries at levels that it believed were generally competitive with executives in our peer group (as described in the executive pay summary assessment prepared by AON for 2020 principally for the Chief Executive Officer and the Executive Vice President—Real Estate and Development-NYC and based upon prior years’ reports and analyses for other NEOs), except for the base salary of our CEO and President, which was between the  25th and 50th percentile of our peer group in both 2019 and 2020, (ii) short-term incentive awards in the form of annual cash bonuses, and (iii) long-term incentive awards in the form of RSUs that are used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

As will be discussed below, 2020 represented an unprecedented and evolving year for our Compensation Committee’s approach to executive compensation, which was dramatically impacted by the onset of and continuation of the COVID-19 pandemic and its impact on our business.

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•

In 2019, our Compensation Committee, on the advice of  Willis Towers Watson, committed to add “performance based RSUs” (“PRSU” or “PRSUs”) starting in 2020 as an additional element of our long term incentive package for NEOs.  PRSUs were added to our package of time vested RSUs. Our Compensation Committee granted both time vested RSUs (“RSU” or “RSUs”) and PRSUs to our NEOs in 2020.

•

In 2020, our Compensation Committee awarded all long-term incentives to our NEOs in RSUs and PRSUs and did not grant stock options. This, too, was based upon advice of the independent compensation consultant, AON, as representing the trend in other public company compensation.

•

In early March 2020, as our Compensation Committee was engaged in its annual consideration of proposed Company-wide goals, Division-wide goals, and Individual goals, for purposes of establishing benchmarks for eligibility for 2020 STI cash bonuses and for use with PRSUs, COVID-19 struck the world, and, in particular, it was becoming apparent, that COVID-19 would likely have an immediate and severe effect on our businesses.  In March 2020, as our Compensation Committee was attempting to approve these benchmarks, it was already clear that the worldwide economy, and particularly our businesses, were about to go through an unprecedented and unpredictable period.  Following advice and input of AON, our outside legal counsel and our management,  our Compensation Committee put the proposed benchmarks to the side and, for 2020, decided that our Compensation Committee would review performance in the first quarter of 2021 on a discretionary basis to assess which STI cash bonuses would be paid  and which portion of the 2020-based PRSUs would be found to have been met (out of a three year performance period under the PRSUs).

With continuing uncertainty in 2021, but signs of reopening beginning throughout much of the United States, Australia and New Zealand, we hope to begin a more normalized approach to performance metrics in the future.

Our Compensation Committee expects that it will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction in early 2020, our Chief Executive Officer prepared an executive compensation review for each NEO (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2020 Base Salary

•	A proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and

•	A long-term incentive in the form of RSUs for the next year under review

Our Compensation Committee performed an annual review of 2019 NEO compensation in the first quarter of 2020, including consideration of the presentation by our Chief Executive Officer regarding each element of NEO compensation arrangements.  Our Compensation Committee reviewed the 2019 performance goals of our NEOs and the extent to which each NEO achieved such goals.

As part of the NEO compensation review, our Chief Executive Officer recommended, in certain cases, other changes to an NEOs compensation arrangements such as to effect a change in the executive’s responsibilities.  Our Compensation Committee evaluated the Chief Executive Officer’s recommendations and, in its discretion, accepted or rejected the recommendations, subject to the terms of any written employment agreements.

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Stockholder Advisory Vote

As part of its compensation setting process, our Compensation Committee also considers the results of the prior year’s stockholder advisory vote on our executive compensation.  Our Compensation Committee believes these voting results provide useful insight as to whether stockholders agree that our Compensation Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our stockholders by providing our executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase stockholder value.  As part of its 2020 compensation setting process, the Compensation Committee reviewed the results of the 2019 stockholder advisory vote, in which approximately 98.8% of the votes cast on the nonbinding advisory vote were voted in favor of our executive compensation program.

Chief Executive Officer Compensation

For 2020, our Compensation Committee was provided with materials from our compensation consultant, AON, on comparable compensation data for our Chief Executive Officer comparing all aspects of compensation to peer group data.  Our Compensation Committee was provided with summaries of performance by our Chief Executive Officer of our other NEOs and executive officers.  However, as described above, for STI cash bonuses, given the COVID-19 caused business shutdowns and other effects, our Compensation Committee decided in March 2020 that it would not measure Chief Executive Officer performance against pre-set metrics, but instead would review overall performance on a discretionary basis at the completion of 2020.  As in prior years, our Compensation Committee interviewed our Chief Executive Officer to obtain a thorough understanding of the factors to be considered in making discretionary decisions to determine our Chief Executive Officer's compensation, including extensive discussions regarding her performance.  Our Compensation Committee met in executive sessions without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity awards, if any.  With the exception of these executive sessions of our Compensation Committee, our Chief Executive Officer participated in most deliberations of our Compensation Committee relating to NEO compensation.  However, our Compensation Committee excused our Chief Executive Officer for certain deliberations with respect to the compensation recommended for Executive Vice President-Real Estate and Development-NYC Margaret Cotter, the sister of our Chief Executive Officer, Ellen M. Cotter.

In March 2020, the Compensation Committee found that our Chief Executive Officer, Ms. Cotter, had continued to demonstrate substantial leadership and deserved higher compensation than she had been paid in 2019, and increased her base salary from $551,000 in 2019 to $600,000 for 2020.  Peer data showed that her 2019 base salary was between the 25th and 50th percentile of the peer group, and according to AON, was “slightly below the competitive range of +/- 10% of the market median.”  This information was consistent with prior year’s data provided by the former independent compensation consultant.  The AON report showed that the 25th, 50th and 75th percentiles in the peer group of Chief Executive Officer base salaries were $522,500, $638,100 and $773,700, respectively.  Because Ellen Cotter’s potential STI cash bonus was based on a percentage (100%) of her base salary, her STI opportunity was also lower than the median of our peer group.  At the time of her 2020 base salary setting in March 2020, the impact of COVID-19 was just beginning to be felt.  Notwithstanding the Compensation Committee’s determination, in order to support the Company’s liquidity management efforts in late 2020, Ms. Cotter voluntarily forewent receipt of $50,000 in base salary in December 2020. Accordingly, her base salary for 2020 was $550,000, effectively, $1,000 less than her base salary for 2019.

As discussed in more detail below under “Short-Term Incentives,” our Chief Executive Officer, like all of our NEOs, received no STI bonus for 2020.  Our Chief Executive Officer was granted $628,000 in long-term incentives in the form of RSUs, comprised of a one-time vested RSUs covering 51,349 shares of Class A Stock, vesting over four years and a one-time vested PRSUs covering 51,349 shares of Class A Stock which vesting is described below underneath the heading “2020 Long-Term Incentives”. In addition, given the extraordinary circumstances caused by the impacts of COVID-19 on all of our Company’s employees and performance of such employees, including our NEOs, on December 14, 2020 and December 16, 2020, our Compensation Committee made a special one-time grant of time vested RSUs, vesting one year from the date of grant to all employees.  For our Chief Executive Officer this special one-time grant consisted of RSUs covering 6,438 RSUs of Class A Stock.

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2020 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by AON and other factors and engaged in extensive deliberation and then approved the following 2020 base salaries for the following NEOs.

Name	Title	2020 Base Salary
Ellen Cotter	Chief Executive Officer and President	$550,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$340,000
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$431,250
S. Craig Tompkins	EVP, General Counsel	$437,750
Robert F. Smerling	President, U.S. Cinemas	$412,200

2020 Short-Term Incentives

The Short-Term Incentives (“STI” or “STIs”) authorized by our Compensation Committee provide our NEOs with an opportunity to earn an annual cash bonus, typically based upon the achievement of certain of our Company’s financial goals, division goals and individual goals, recommended by our Chief Executive Officer and approved by our Compensation Committee during the first quarter of the applicable year.  Under our Compensation Committee Charter, the compensation payable to our Chief Executive Officer and President, Ellen M. Cotter and Chair Margaret Cotter, must also be approved by our full Board.  Participants in the STI program are advised of their annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.

As discussed above, in early March 2020, as our Compensation Committee was engaged in its annual consideration of proposed Company-wide goals, Division-wide goals, and Individual goals, to establish benchmarks for payments of 2020 STI cash bonuses, COVID-19 struck the world, and, in particular, it was becoming increasingly clear that COVID-19 would likely have an immediate and severe effect on our businesses.  In March 2020, following advice and input of AON, our outside legal counsel and our management,  our Compensation Committee put the proposed benchmarks to the side and, for 2020, decided that our Compensation Committee would review 2020 performance in the first quarter of 2021 on a discretionary basis to assess if and which STI cash bonuses would be paid.

For 2018 and 2019, our Compensation Committee had  set a Minimum Company Performance (or “Funding Gate”) as a minimum hurdle to determine whether the Company’s performance as a whole supported the payment of STIs to NEOs (and other Executive Officers).  For example, the 2019 Funding Gate was set at GAAP net income of $10,000,000.  In adopting the Funding Gate, our Compensation Committee had previously reserved that it could consider adjustments to take into account matters included in GAAP net income for which the management team should not be held accountable.  Our Compensation Committee also retained discretionary power to pay some or all STIs, even if the Funding Gate had not been met.

However,  in light of the extensive changes facing the Company, the global uncertainty due to the COVID-19 and the resulting potential impact on business operations, in early March 2020 our Compensation Committee decided not to adopt a Funding Gate for 2020.

Our Compensation Committee considered whether to pay STI cash bonuses for 2020 NEO performance during the first quarter of 2021.  Our Compensation Committee  (i) considered the extensive and extraordinary efforts of the Company’s NEOs, other executive officers and employees to maintain the Company’s business considering the extraordinarily negative environmental and business impacts caused by COVID-19; (ii) recognized the efforts by the NEOs, other executive officers and the employees and that without such efforts, the Company’s business and future opportunities would have been substantially impaired; and (iii) found that the performance of the NEOs, other executive officers and employees met and exceeded in many cases the performance that would have been required.  Additionally,  our Compensation Committee considered the unique liquidity challenges faced by the Company caused by COVID-19.  After taking into account all factors, our Compensation Committee recognized the substantial efforts

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undertaken by the NEOs, other executive team members and employees to perform under the extraordinary negative impacts on the Company’s business in 2020, but also noted that the Company’s year-end 2020 liquidity position dictated extreme conservatism in the management and allocation of the Company’s liquidity.  For these reasons, our Compensation Committee decided that no STI cash bonuses could be paid for 2020 performance.

Long-Term Equity Awards

Long-Term incentives utilized the equity-based plan under our 2010 Stock Incentive Plan (“2010 Stock Plan”) for the grants made in March 2020.  The 2010 Stock Plan expired by its terms in March 2020, so future grants were made under the 2020 Stock Incentive Plan (“2020 Stock Plan”).

As discussed above, in  2019, our Compensation Committee, on the advice of its independent compensation consultant, committed to add performance based RSUs, or PRSUs starting in 2020 as an additional element of our long term incentive package for NEOs.  Our Compensation Committee granted both time vested RSUs and performance based  PRSUs to our NEOs in 2020.  In 2020, our Compensation Committee made the entire long term incentive award to our NEOs in the form of restricted stock units and did not grant stock options.

Our Compensation Committee adopted a mix of time-based RSUs and performance-based PRSUs for our NEOs as follows:  50% RSUs and 50% PRSUs to our Chief Executive Officer and  75% RSUs  and 25% PRSUs to our other NEOs.  Our Compensation Committee, based upon the input of its independent compensation consultant taking into account peer group data, set the amounts of LTI grants based on a percentage of each of the NEOs base salary. RSUs vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date, and the PRSUs vest on the third anniversary date of the grant date based on the achievement of certain performance metrics set by our Compensation Committee.

As was the case with all 2020 executive compensation decisions and as discussed above under “2020 Short Term Incentives,” our Compensation Committee made a number of decisions driven by the unique circumstances presented by the COVID-19 pandemic.

In the first quarter of 2021, our Compensation Committee  (i) considered the extensive and extraordinary efforts of the Company’s NEOs, other executive officers and employees to maintain the Company’s business considering the extraordinarily negative environmental and business impacts caused by COVID-19; (ii) recognized the efforts by the NEOs, other executive officers and the employees and that without such efforts, the Company’s business and future opportunities would have been substantially impaired; and (iii) found that the performance of the NEOs, other executive officers and employees met and exceeded in many cases the performance that would have been required.

Based on our Compensation Committee’s findings, our Compensation Committee concluded  that with respect to the PRSU grants made on March 10, 2020 to NEOs, 100% of the performance element of the first year of the three-year performance period under the PRSUs had been achieved.

Because the March 10, 2020 granted PRSUs also required establishment of second year and third year performance goals and in light of the continuing impacts of COVID-19 and the uncertainty created by the ever changing business environment, including the lack of certainty on opening of cinemas and other businesses in the Company’s various jurisdictions, the Committee  determined to maintain a discretionary approach with respect to the second of the three year performance period and to defer the establishment of the actual performance metrics for the third year until March 2022.

In addition, given the extraordinary circumstances caused by the impacts of COVID-19 on all of our Company’s employees and performance of such employees, including our NEOs, on December 14, 2020, our Compensation Committee made a special one-time grant of time vested RSUs, vesting one year from the date of grant, to select key employees. Such grants included our NEOs and are included within the RSU amounts reflected in the table below.

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The following grants were made for 2020 on March 10, 2020, December 14, 2020, and December 16, 2020:

		March 10, 2020		December 14, 2020	December 16, 2020
Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Performance-Based Restricted Stock Units	Dollar Amount of Restricted Stock Units	Dollar Amount of Restricted Stock Units
Ellen M. Cotter	Chief Executive Officer and President	$314,000	$314,000	--	$30,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$112,500	$37,500	$23,400	--
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$117,000	$39,000	--	$23,400
S. Craig Tompkins	EVP, General Counsel	$117,000	$39,000	$23,400	--
Robert F. Smerling	President, U.S. Cinemas	$117,000	$39,000	$23,400	--

The 2020 LTI awards granted on March 10, 2020, are subject to other terms and conditions set forth in the 2010 Stock Plan and award grants and the special one-time long-term incentive grant made December 14, 2020 are subject to other terms and conditions set forth in the 2020 Stock Plan and award grants.  Individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k)-retirement savings plan (our “401(k) Plan”) that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre and post-tax basis through contributions to the plan.  Our NEOs are eligible to participate in our 401(k) Plan on the same terms as other employees that meet the age and service requirements.  Currently, we match contributions made by participants in our 401(k) Plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  Under certain IRS safe harbors, we deferred our 2020 match until 2021.  We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

In March 2016, our Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, US Cinemas, due to his significant long-term service to the Company.  The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

On August 29, 2017, our Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel.  The retirement benefit is the same as that provided to Mr. Smerling, except calculated net of the amount of $197,060, accrued to Mr. Tompkins under a separate vested benefit program established by one of the two companies acquired by the Company as a part of the consolidation transaction in 2000.

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We currently maintain no other retirement plan for our above identified NEOs.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain NEOs.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as one of the beneficiaries under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of NEOs, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our NEOs with perquisites or other personal benefits.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Reading, may cause this limitation to be exceeded in any particular year.  A covered employee for a given taxable year is any individual who meets any of the following requirements: (i) is or was our principal executive officer or principal financial officer, or was acting in such a capacity, at any time during the taxable year, (ii) is one of our three most highly compensated officers whose compensation we are required to report to our stockholders pursuant to the Securities Exchange Act of 1934 for such year (excluding individuals described in clause (i)), or (iii) was a covered employee for any taxable year beginning after December 31, 2016.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Stock Ownership Policy

In April 2017, our Board upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our NEOs and our Directors.  Our Board believes that such a policy is a “best practice” and further supports the alignment of interests between our NEOs, our Directors and our stockholders.

Under our stock ownership policy:

•	Our Chief Executive Officer is required to beneficially own Company shares equal to six times her base salary;
•	Our other NEOs are required to beneficially own Company shares equal to one times their base salary; and

•	Our Directors who are not employees of the Company are required to beneficially own Company shares equal to three times their annual base directors fee.

When adopted, our Board approved a five-year period (from the later of the Policy adoption or date of hire or election/appointment, as the case may be) for the affected individuals to comply, so formal compliance is not required until April 2022.  However, we monitor status of compliance of this Policy annually and report the same to our Board. Nevertheless, as of December 31, 2020, all of our directors would have been in compliance with the stock ownership policy if it had been fully effective.  Further, all of our NEOs would have achieved at least 90% of such policy standards, if the policy had been fully effective.

Under our stock ownership policy, the value to be used to measure compliance includes shares held of record or

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beneficially owned, together with the value of vested and non-vested options (however, in the case of vested and non-vested options, only the amount representing the difference between the exercise price and the closing price of the Company’s Common Stock on the measurement date is included), of RSUs and/or of other applicable equity instruments held by such individual.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Director Wrotniak, who serves as Chair, and Directors Dr. Codding and McEachern. None of the members of the Compensation Committee was, during 2020, an officer or employee of the Company, or formerly an officer of the Company.  None of our executive officers currently serves, or during 2020 served, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or our Compensation Committee.

There were no transactions during 2020 between the Company and any of the directors who served as members of the Compensation Committee for any part of 2020 that would require disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Chief Executive Officer Pay Ratio

As of December 31, 2020, we employed approximately 1,392 persons, with 85% of such persons being seasonal, part-time employees. Generally, we have experienced comparatively higher turnover rates with our seasonal, part-time employees, as compared to our full-time employees. Accordingly, the median annual total compensation we estimate below, as well as the resulting ratio of Chief Executive Officer Cotter’s compensation to such estimated median annual total compensation is reflective of both the seasonal, part-time nature of the majority of our employees, as well as the fact that we experience a high turnover rate with such employees each fiscal year. This ratio was also impacted by the fact that of these employees, 1,037 or 77% were employed in Australia and New Zealand, whose compensation figures were impacted by fluctuating currency exchange rates and prevailing wage rates in those jurisdictions for similar positions. During 2020, the Australian Dollar and New Zealand Dollar weakened against the U.S. Dollar by 0.7% and 1.4%, respectively.

We selected December 31, 2020, as the determination date for identifying this median employee. Chief Executive Officer Cotter, for the fiscal year 2020 received annual total compensation (including base salary, STI and Long-Term Equity) of $1,220,358.  Based on the calculation described below, this median employee’s annual total compensation was $8,104.93 as of December 31, 2020.  The median employee works as a Cinema Supervisor, as a regular part-time employee at one of our cinemas located in Australia.  As a result, Chief Executive Officer Cotter’s fiscal 2020 total compensation was approximately 151 times greater than the total compensation of this median employee.

We identified this median employee as of December 31, 2020, by examining the 2020 W-2 (or equivalent) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).  For such employees, we did not make any assumptions, adjustments, or estimates with respect to total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2020. For employees based and paid overseas, we converted their earnings to US dollars using the average exchange rates between local currency and US dollars.

We calculated the 2020 total annual compensation of this median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Michael Wrotniak, Chair Dr. Judy Codding Douglas McEachern

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Report above shall not be incorporated by reference into this proxy statement.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2020, to (i) Director Cotter, who has served as our principal executive officer, (ii) Mr. Avanes, who served as our principal financial officer, and (iii) the other three most highly compensated persons who served as executive officers in 2020.

The following table reflects executives are herein referred to as our “NEOs.

Named Executed Officers	Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compensation ($)		Termination Benefit ($)	Total ($)
Ellen M. Cotter Chief Executive Officer and President	2020	550,000	658,000	--	--	12,358	(2)	--	1,220,358
	2019	551,000	314,000	314,000	--	12,800	(2)	--	1,191,800
	2018	496,266	180,000	180,000	471,453	12,405	(2)	--	1,340,124
Gilbert Avanes EVP, Chief Financial Officer andTreasurer	2020	340,000	173,400	--	--	11,400	(2)	--	524,800
	2019	275,000	37,500	37,500	--	14,087	(2)	--	364,087
	2018	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Margaret Cotter EVP-Real Estate Mgmt & Development	2020	431,250	179,400	--	--	12,056	(2)	--	622,706
	2019	400,000	62,000	62,000	--	12,605	(2)	--	536,605
	2018	365,000	60,000	60,000	105,668	12,260	(2)	--	602,928
S. Craig Tompkins EVP, General Counsel	2020	437,750	179,400	--	--	19,174	(2)	--	636,324
	2019	425,000	62,500	62,500	--	18,250	(2)	--	568,250
	2018	425,000	60,000	60,000	108,906	17,379	(2)	--	671,285
Robert F. Smerling President, U.S. Cinemas	2020	412,200	179,400	--	--	7,971	(2)	--	599,571
	2019	400,200	62,500	62,500	--	7,215	(2)	--	532,415
	2018	400,200	60,000	60,000	82,541	6,562	(2)	--	609,303

(1)

Stock awards granted as a component of the 2020, 2019 and 2018 annual incentive awards are reported in this column as 2020, 2019 and 2018 compensation, respectively, to reflect the applicable service period for such awards.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.  The assumptions used in the valuation of these awards are discussed in Notes 15 to our consolidated financial statements.  For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2020.”

(2)Includes our matching employer contributions under our 401(k) Plan and the imputed tax of key person insurance.

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Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by our Compensation Committee in the first quarter of 2020 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards granted to our NEOs for the year ended December 31, 2020:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Option Awards; Number of Securities Underlying (#)	Exercise or Base Price of Option Award ($/share)	Grant Date Fair Value of Stock and Option Awards ($) Threshold ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ellen M. Cotter	Short-term Incentive PRSU RSU RSU	3/10/2020 3/10/2020 12/16/2020	275,000	551,000	826,000	NA	NA	NA	51,349 51,349 6,438	--	--	658,000
Gilbert Avanes	Short-term Incentive PRSU RSU RSU	3/10/2020 3/10/2020 12/14/2020	68,750	137,500	206,250	NA	NA	NA	6,132 18,398 5,258	--	--	173,400
Margaret Cotter	Short-term Incentive PRSU RSU RSU	3/10/2020 3/10/2020 12/16/202	70,000	140,000	210,000	NA	NA	NA	6,377 19,134 5,021	--	--	179,400
S. Craig Tompkins	Short-term Incentive PRSU RSU RSU	3/10/2020 3/10/2020 12/14/2020	63,750	127,500	191,250	NA	NA	NA	6,132 19,134 5,258	--	--	179,400
Robert F. Smerling	Short-term Incentive PRSU RSU RSU	3/10/2020 3/10/2020 12/14/2020	70,035	140,070	210,105	NA	NA	NA	6,377 19,134 5,258	--	--	179,400

2010 Incentive Plan

The last day on which grants could be issued under our 2010 Stock Plan was March 10, 2020, and no grants have been issued under such plan since that date.  Our 2010 Stock Plan, however, continues to control the terms and conditions of the stock options and RSUs issued under such plan. Our 2010 Stock Plan was initially approved by our stockholders at our May 13, 2010, annual meeting of stockholders in accordance with the recommendation of our Board.  The 2010 Stock Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  On March 10, 2016, our Board approved a First Amendment to the 2010 Stock Plan to permit the award of restricted stock units. On March 2, 2017 and on April 26, 2017, our Board approved a further amendment to the 2010 Stock Plan (the Second Amendment to the 2010 Stock Plan) (i) to allow net exercises of stock options to be made at the Participant’s election; (ii) to incorporate the substance of the resolutions of the Compensation Committee on May 16, 2013 authorizing certain cashless transactions and automatic exercise of expiring in the money options; (iii) to broaden the permissible tax withholding by surrender of shares and (iv) to change the definition of Fair Market Value for purposes of the calculation of share value for purposes of net exercises and cashless exercises from the closing price to the average of the price of the highest sale price and the lowest sale price on the applicable measured day.  On November 7, 2017, our stockholders approved an amendment to increase the number of shares issuable under the 2010 Stock Plan by 947,460 shares.  The 2010 Stock Plan, as amended, permitted issuance of a maximum of 2,197,460 shares of which, 1,663,731 were ultimately issued.  At the time of its expiration, the 2010 Stock Plan had authority to issue up to an additional 533,729 shares.

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2020 Stock Incentive Plan

On November 4, 2020, our Board adopted the Reading International, Inc. 2020 Stock Plan, and recommended that the adoption of the 2020 Stock Plan be approved by our stockholders as required under listing rules of The Nasdaq Capital Market on which our shares are listed for trading. The terms of the 2020 Stock Plan are substantially similar to the terms of the 2010 Stock Plan, as amended by the following amendments: (i) Amendment to the 2010 Stock Plan effective May 19, 2011; (ii) First Amendment to the 2010 Stock Plan effective March 10, 2016; (iii) Second Amendment to the 2010 Stock Plan effective as of April 26, 2017; and (iv) amendment to the 2010 Stock Plan effective as of November 7, 2017.  The 2020 Stock Plan initially authorizes an aggregate of 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock for issuance under the plan, subject to adjustment.  The 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock are in line with the number of shares of Class A Stock and Class B Stock, respectively, that were authorized under the 2010 Stock Plan.  In addition, if any awards that were outstanding under the 2010 Stock Plan as of November 3, 2020, are subsequently forfeited or if the related shares are repurchased, a corresponding number of shares will automatically become available for issuance under the 2020 Stock Plan, thus resulting in an increase in the number of shares available for issuance under the 2020 Stock Plan (up to an additional 42,589 shares of Class A Stock).

Our Board adopted the 2020 Stock Plan to provide a means by which employees, directors and consultants of Reading and our affiliates may be given an opportunity to benefit from increases in value of our Common Stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire Common Stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2020 Stock Plan.

Our Board delegated administration of the 2020 Stock Plan to our Compensation Committee, and has delegated to our Chair the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities and Exchange Act of 1934 and are not “covered employees” as defined in the 2020 Stock Plan. With such delegated authority, our Compensation  Committee has the power to construe and interpret the 2020 Stock Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

In the event of a “Corporate Transaction” (as defined in the 2020 Stock Plan), any surviving or acquiring corporation may assume awards outstanding under the 2020 Stock Plan or may substitute similar awards. Unless the stock award agreement provides otherwise, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. The 2020 Stock Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding awards under the 2020 Stock Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture may be repurchased by the Company or forfeited, notwithstanding whether the holder of such stock is still providing services to the Company.

All stock awards issued under the 2020 Stock Plan are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with applicable law or the NASDAQ Listing Rules. An acceptance of a stock award under the 2020 Stock Plan is an agreement by the participant to be bound by any such laws or rules.

For a more detailed summary of our 2020 Stock Plan, and for a copy of the entire 2020 Stock Plan, see our SEC Schedule 14A, Proxy Statement, filed with the SEC on November 6, 2020.

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Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2020 under the 2010 Stock Incentive Plan and 2020 Stock Incentive Plan:

	Stock Options						Restricted Stock Units
Name	Class	No. of Shares Underlying Unexercised Options Exercisable	No. of Shares Underlying Unexercised Options Unexercisable	No. Of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1)	No. of Unearned Common Shares That Have Not Vested	Market or Payout Value of Unearned Shares That Have Not Vested
Ellen M. Cotter	A	52,023	--	--	$15.97	3/22/2022	--	--	--	--
	A	35,620	11,873 (2)	--	$16.36	4/12/2023	--	--	--	--
	A	44,730	44,729 (2)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	2,750 (2)	$13,530	--	--
	A	--	--	--	--	--	9,727 (2)	$47,857	--	--
	A	--	--	--	--	--	38,511 (2)	$189,474	--	--
	A	--	--	--	--	--	51,349 (2)	$252,637	--	--
	A	--	--	--	--	--	31,056 (2)	$152,796	--	--
	A	--	--	--	--	--	31,056 (2)	$152,796	--	--
Gilbert Avanes	A	3,974	--	--	$15.97	3/22/2022	--	--	--	--
	A	2,707	902 (3)	--	$16.44	4/11/2023	--	--	--	--
	A	5,358	5,356 (3)	--	$16.11	3/13/2014	--	--	--	--
	A	--	--	--	--	--	209 (3)	$1,028	--	--
	A	--	--	--	--	--	1,164 (3)	$5,727	--	--
	A	--	--	--	--	--	13,798 (3)	$67,886	--	--
	A	--	--	--	--	--	6,132 (3)	$30,169	--	--
	A	--	--	--	--	--	22,710 (3)	$111,733	--	--
	A	--	--	--	--	--	7,570 (3)	$37,244	--	--
Margaret Cotter	A	17,341	--	--	$15.97	3/22/2022	--	--	--	--
	A	11,874	3,957 (4)	--	$16.36	4/12/2023	--	--	--	--
	A	8,904	8,902 (4)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	916 (4)	$4,507	--	--
	A	--	--	--	--	--	1,936 (4)	$9,525	--	--
	A	--	--	--	--	--	14,350 (4)	$70,602
	A	--	--	--	--	--	6,377 (4)	$31,375
	A	--	--	--	--	--	22,710 (4)	$111,733
	A	--	--	--	--	--	7,570 (4)	$37,244
S. Craig Tompkins	A	17,341	--	--	$15.97	3/22/2022	--	--	--	--
	A	19,921	--	--	$15.68	8/28/2022	--	--	--	--
	A	11,811	3,937 (5)	--	$16.44	4/11/2023	--	--	--	--
	A	8,929	8,928 (5)	--	$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	912 (5)	$4,487	--	--
	A	--	--	--	--	--	1,940 (5)	$9,545	--	--
	A	--	--	--	--	--	14,350 (5)	$70,602	--	--

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	A	--	--	--	--	--	6,377 (5)	$31,375	--	--
	A	--	--	--	--	--	22,710 (5)	$111,733	--	--
	A	--	--	--	--	--	7,570 (5)	$37,244	--	--
Robert F. Smerling	A	17,341	--	--	$15.97	3/22/2022	--	--	--	--
	A	11,811	3,937 (6)	--	$16.44	4/11/2023	--	--	--	--
	A	8,929	8,928 (6)		$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	912 (6)	$4,487	--	--
	A	--	--	--	--	--	1,940 (6)	$9,545	--	--
	A	--	--	--	--	--	14,350 (6)	$70,602	--	--
	A	--	--	--	--	--	6,377 (6)	$31,375	--	--
	A	--	--	--	--	--	22,710 (6)	$111,733	--	--
	A	--	--	--	--	--	7,570 (6)	$37,244	--	--

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of October 19, 2021 or $4.92.
(2)	11,873 options will vest on April 13, 2022;

22,365 options will vest on March 14, 2022, and 22,364 options will vest on March 14, 2023;

2,750 units will vest on April 13, 2022;

4,864 units will vest on March 14, 2022 and 4,863 units will vest on March 14, 2023;

12,837 units will vest on March 10, 2022, March 10, 2023, and March 10, 2024;

51,349 units will vest on March 10,2023;

7,764 units will vest on April 5, 2022, April 5, 2023, April 5, 2024,and April 5, 2025; and

31,056 units will vest on April 5, 2024.

(3)	902 options will vest on April 12, 2022;

2,678 options will vest on March 13, 2022 and March 13, 2023;

209 units will vest on April 12, 2022;

582 units will vest on March 13, 2022, and March 13, 2023;

4,600 units will vest on March 10, 2022.  4659 units will vest on March 10, 2023 and March 10, 2024;

6,132 units will vest on March 10, 2023;

5,678 units will vest on April 5, 2022 and April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025; and

7,570 units will vest on April 5, 2024.

(4)	3,957 options will vest on April 13, 2022;

4,451 options will vest on March 14, 2022 and March 14, 2023;

916 units will vest on April 13, 2022;

968 units will vest on March 14, 2022, and March 14, 2023;

4,784 units will vest on March 10, 2022.  4,783 units will vest on March 10, 2023 and March 10, 2024;

6,377 units will vest on March 10, 2023;

5,678 units will vest on April 5, 2022 and April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025; and

7,570 units will vest on April 5, 2024.

(5)	3,937 options will vest on April 12, 2022;

4,464 options will vest on March 13, 2022, March 13, 2023;

912 units will vest on April 12, 2022;

970 units will vest on March 13, 2022 and March 13, 2023;

4,784 units will vest on March 10, 2022.  4,783 units will vest on March 10, 2023 and March 10, 2024;

6,377 units will vest on March 10, 2023;

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5,678 units will vest on April 5, 2022 and April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025; and

7,570 units will vest on April 5, 2024.

(6)	3,937 options will vest on April 12, 2022;

4,464 options will vest on March 13, 2022, March 13, 2023;

912 units will vest on April 12, 2022;

970 units will vest on March 13, 2022 and March 13, 2023;

4,784 units will vest on March 10, 2022.  4,783 units will vest on March 10, 2023 and March 10, 2024;

6,377 units will vest on March 10, 2023;

5,678 units will vest on April 5, 2022 and April 5, 2023.  5,677 units will vest on April 5, 2024 and April 5, 2025; and

7,570 units will vest on April 5, 2024.

Option Exercises and Stock Vested

The following table contains information for our NEOs concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2020:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	A	--	--	13,571	62,026
Gilbert Avanes	A	--	--	1,264	5,928
Margaret Cotter	A	--	--	3,870	17,653
S. Craig Tompkins	A	--	--	4,669	20,111
Robert F. Smerling	A	--	--	3,867	18,709

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2020, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	418,435(2)	13.87	--
Restricted Stock Units	--	--	1,630,123(3)
Total	418,435	13.87	1,630,123

(1)Our 2010 Stock Plan and 2020 Stock Plan.

(2)Represents outstanding stock option awards only.

(3)Our 2020 Stock Plan permits the awards of incentive stock options, non-statutory stock options, stock bonuses, rights to acquire restricted stock, stock appreciation rights (“SARs”), PRSUs and RSUs. The total number reflected here relates to all types of these awards, even though at the present time, our Compensation Committee is only awarding RSUs and PRSUs. That can change in the discretion of our Compensation Committee or our Board.

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Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2020:

Certain Retirement Benefits.  Robert F. Smerling and S. Craig Tompkins are entitled to certain retirement benefits as described above under the caption “Other Elements of Compensation, Other Retirement Plans.”

Option and RSU and PRSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Stock Plan, the 2020 Stock Plan and award grants.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.  RSUs issued to our non-employee Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2020, assuming the transaction took place on December 31, 2020, at a price equal to the closing price of the Class A stock, which was of $5.02.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
Name	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards (1)	Value of Vested Stock Options (1)	Benefits Payable under Retirement Plans
Ellen M. Cotter	--	--	--	--	--	825,534	--	--
Gilbert Avanes	--	--	--	--	--	258,947	--	--
Margaret Cotter	--	--	--	--	--	270,372	--	--
S. Craig Tompkins	--	--	--	--	--	270,372	--	330,561(2)
Robert F. Smerling	--	--	--	--	--	270,372	--	464,905(3)

(1)

Reflects the amount calculated by multiplying the number of unvested options and restricted shares by the closing price of our Common Stock as of December 31, 2020, or $5.02. Accelerated vesting is triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.

(2)

Tompkins’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Tompkins in the most recently completed five-year period, reduced by the retirement benefit paid to Mr. Tompkins from the Craig Corporation Key Personnel Retirement Plan in the amount of $197,060.  The figure quoted in the table represents the average of total compensation paid for years 2017 and 2018.

(3)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2016 and 2018.

Employment Agreements

As of December 31, 2020, our NEOs had no employment agreements in place.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Directors Douglas McEachern, who serves as Chair, Dr. Judy Codding and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC ("SHC") regarding the master leasing, with certain options to purchase the underlying ground lease interests, of four cinemas located in Manhattan including our current Village East and Cinemas 1, 2, 3 theatres.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis. SHC is a limited liability company owned in equal shares by the Cotter Estate and a third party.

As previously reported, over the years, we sold our interests in two of the cinemas subject to that master lease to third parties and acquired the fee interest in the land underlying the Cinemas 1, 2, 3.  The lease underlying the 86th Street Cinema expired in 2019, and that cinema has been closed.   Accordingly, our Village East is the only cinema that remains subject to the master lease.  As the land underlying the Village East is owned by a third party, our relationship with SHC is that of a subtenant.  Our rent paid to SHC for that cinema has been fixed at $590,000 for each of the past three years.  However, due to COVID-19 Pandemic that the Village East was closed for most of 2020, and the rent commencing in April 2020 was deferred with respect to remainder of 2020 and for this first quarter of 2021.  Following a mutual agreement, we paid this deferred amount to SHC on re July 1, 2021.   During the fiscal years 2018 through 2020, we received management fees from the 86th Street Cinema of $0, $45,000, $172,000, respectively.

In 2005, we acquired (i) from a third party, the fee interest in the land underlying the Cinemas 1, 2, 3 and (ii) from SHC, its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.   In connection with that transaction, we granted to SHC an option to acquire at our cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC ("SHP"), formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP's liabilities.  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through (i) cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.  We manage the Cinemas 1, 2, 3, pursuant to a management agreement described below.

Our master lease of the Village East has been extended three times, on June 29, 2000, March 12, 2020, and, most recently, on March 29, 2021, and now terminates on January 1, 2023.  On August 28, 2019, we exercised our option under the master lease to acquire SHC’s interest in the ground lease underlying that master lease for $5.9 million.  That option was originally scheduled to close on May 31, 2021, but was extended on March 29, 2021, to January 1, 2023.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities.

In 2015, we and SHP entered into an amendment to the management agreement dated as of June 27, 2007 governing the management of the Cinemas 1,2,3.  The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP to fund approximately $750,000 (the "Renovation Funding Amount") of renovations to Cinemas 1, 2, 3.  In consideration of our funding of the renovations, our annual management fee was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1, 2, 3 over the average annual positive cash flow of the Cinemas 1, 2, 3 over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee (the "Improvements Fee"). Under the amended management agreement, we retained ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and the right (but not the obligation) to remove all such furniture, fixtures and

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equipment (at our own cost and expense) from the Cinemas 1, 2, 3 upon the termination of the management agreement.  The amendment also provided that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations.  In 2019 and 2018 we charged Improvements Fees of $96,000 and $425,000.  Our management fees calculated net of the Improvements Fee, for 2020, 2019, and 2018 were $147,000, $161,000, and $198,000, respectively.

On November 6, 2020, we and SHP further amended the management agreement to terminate the Improvements Fee in consideration of a one-time payment to us of $112,500, and the reimbursement in full of the Renovation Funding Amount and transferred to SHC all of our ownership rights in the renovation assets.

On August 31, 2016, we secured a three-year, $20.0 million mortgage loan with Valley National Bank. On March 13, 2020, we refinanced the loan to $25.0 million which now matures on April 1, 2022, with two six-month options to extend through April 1, 2023. The Valley National Loan has been guaranteed by our Company and an environmental indemnity has been provided by our Company.  SHC has agreed to indemnify our Company to the extent of 25% of any loss incurred by our Company with respect to any such guarantee and/or indemnity (a percentage reflecting SHC's membership interest in SHP).

On October 1, 2020, SHP made a distribution of $1.0 million, paying $750,000 to our Company and $250,000 to SHC.  During the period March 1, 2021, to March 5, 2021, SHP loaned our Company the amount of $2.0 million, which has been fully repaid together with interest of $1,181 (representing an interest rate of 4.5%).

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theatres.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theatre in 2001.  The Cotter Estate or the Cotter Trust and a third party own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theatre.

Shadow View Land and Farming, LLC

During 2012, Mr. Cotter, Sr., our former Chair, Chief Executive Officer and controlling stockholder, contributed $2.5 million of cash and $255,000 of his 2011 bonus as his 50% share of the purchase price of an approximately 202-acre parcel of undeveloped land in Coachella, California and to cover his 50% share of certain costs associated with that acquisition.  This land was held in Shadow View Land and Farming, LLC ("Shadow View"), which is owned 50% by our Company, and which is accounted for as a consolidated subsidiary of our Company.  The other 50% interest in Shadow View is owned by the Cotter Estate.  We are the managing member of Shadow View, with oversight provided by our Audit and Conflicts Committee.   These services have been provided without compensation.

As managing member, we have from time to time made capital contributions to Shadow View and have funded on an interim basis certain operating and other costs.  Our capital contributions have been matched by the Cotter Estate, and the Cotter Estate has, upon billing, paid its 50% share of all such interim costs.

On March 5, 2021, Shadow View sold this land for $11.0 million, and distributed the net proceeds to its members, including the Company, and is currently in the process of being wound up and liquidated.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee has adopted a written charter, which includes responsibility for approval of "Related Party Transactions."  Under its charter, our Audit Committee performs the functions of the "Conflicts Committee" of our Board and is delegated responsibility and authority by our Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by our full Board.  Any such matter requires no further action by our Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of our Board and must be determined by our full Board.  In those cases where the authority of our Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to our full Board.

As used in our Audit Committee's Charter, the term "Related Party Transaction" means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers

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or stockholders holding more than 5% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that our Audit Committee review transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, our Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm's length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the related person's interest in the transaction, including the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2020, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Forms 10-Q provided by Grant Thornton LLP for 2020 and 2019 was approximately $1,024,000 and $982,600,  respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2020 and 2019.

Tax Fees

Grant Thornton LLP did not provide us any professional services for tax compliance, tax advice, or tax planning in 2020 or 2019.

All Other Fees

Grant Thornton LLP did not provide us any services for 2020 or 2019, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2020 and 2019.

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STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are being provided to you with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2022 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 189 Second Avenue, Suite 2S, New York, New York 10003.  Unless we change the date of our 2022 annual meeting by more than 30 days from the anniversary of the 2021 Annual Meeting, such written proposal must be delivered to us no later than July 12, 2022, to be considered timely.  If our 2022 Annual Meeting is not held within 30 days of the anniversary of our 2021 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2022 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2022 Annual Meeting, including disclosure in an SEC filing or through a press release.

Under our governing documents and applicable Nevada law, holders of record of our Class B Stock may also directly submit a proposal or nominate a director candidate from the floor at any meeting of our stockholders held at which Directors are to be elected.  Such floor proposal or nomination may be made at our virtual 2021 Annual Meeting by record holders of our Class B Stock using the Meeting Text Function.  See the discussion above under the Caption: “How will the meeting be conducted and how do I participate?”

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the proxy materials is being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (212)  871-6840 or by mail to Corporate Secretary, Reading International, Inc., 189 Second Avenue, Suite 2S, New York, New York 10003. Questions may also be submitted to us in advance via email at 2021AnnualMeeting@ReadingRDI.com.

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If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors, Margaret Cotter Chair of the Board November 15, 2021

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MMMMMMMMMMMM

READING INTERNATIONAL

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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2021 Annual Meeting Proxy Card

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q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 3.

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1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Margaret Cotter	☐	☐	02 - Guy W. Adams	☐	☐	03 - Dr. Judy Codding	☐	☐
04 - Ellen M. Cotter	☐	☐	05 - Douglas J. McEachern	☐	☐			

4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2021 Annual Meeting Proxy Card

2021 Annual Meeting of Reading International, Inc. Stockholders
December 8, 2021, 2:00 p.m. ET
Virtual Meeting

This proxy is being solicited on behalf of the Board of Directors.

The 2021 Annual Meeting of Stockholders of Reading International, Inc. will be held on Wednesday, December 8, 2021 at 2:00 p.m. ET, virtually via the internet at https://meetnow.global/MDU42HG.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/RDI

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q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — December 8, 2021

The Authorized Signatory hereby appoints S. Craig Tompkins and Douglas J. McEachern, and each or either of them, as the true and lawful attorneys of the Authorized Signatory, with the full power of substitution and revocation, and authorizes them, and each of them, to vote the shares the Authorized Signatory is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

Shares represented by this proxy will be voted in accordance with the specifications indicated on this Proxy. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3.

(Items to be voted appear on reverse side)

C Non-Voting Items

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